UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by registrant [X]
Filed by a party other than the registrant [   ]
Check the appropriate box:
[   ] Preliminary proxy statement
[X] Definitive proxy statement
[   ] Definitive additional materials
[   ] Soliciting material pursuant to §240.14a-12

                                         Forest Laboratories, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:
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2)   Aggregate number of securities to which transaction applies:
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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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4)   Proposed maximum aggregate value of transaction:
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5)   Total fee paid:
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[   ] Fee paid previously with preliminary materials:
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[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount previously paid:
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2)   Form, Schedule or Registration Statement No.:
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3)   Filing party:
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4)   Date filed:
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FOREST LABORATORIES, INC.
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NOTICE OF
2007 ANNUAL MEETING OF STOCKHOLDERS
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           The Annual Meeting of the Stockholders of Forest Laboratories, Inc. will be held on August 13, 2007 at 10:00 a.m., at JP Morgan Chase & Co. Corporate Headquarters, 277 Park Avenue, New York, New York. We are holding this meeting to:

1.       Elect eight directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);

2.       Adopt the 2007 Equity Incentive Plan (Proposal 2);

3.       Ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2008 (Proposal 3); and

4.       Transact such other business as may properly be brought before the meeting.

           The record date for the Annual Meeting is June 21, 2007. Only Forest stockholders of record at the close of business on that date may vote at the meeting, or any adjournment of the meeting. A copy of the Annual Report for the fiscal year ended March 31, 2007 is being mailed with this Proxy Statement.

           You are invited to attend the meeting. Whether or not you plan to attend the meeting, please vote by mail, by telephone, or on the Internet in order to be certain your shares are represented at the meeting.

                                                                                    By Order of the Board of Directors

                                                                                    WILLIAM J. CANDEE, III,
                                                                                    Secretary

June 29, 2007

New York, New York

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FOREST LABORATORIES, INC.
909 THIRD AVENUE
NEW YORK, NEW YORK 10022
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PROXY STATEMENT
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           This Proxy Statement contains information related to our Annual Meeting of Stockholders to be held on Monday, August 13, 2007, beginning at 10:00 a.m. at JP Morgan Chase & Co. Corporate Headquarters, 277 Park Avenue, New York, New York, and at any adjournments thereof. This Proxy Statement is being sent to stockholders on or about June 29, 2007. You should review this information together with our 2007 Annual Report to Stockholders, which accompanies this Proxy Statement.

Information about the Meeting

Q: Why did you send me this Proxy Statement?

A: We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors (the Board) of Forest Laboratories, Inc. (we or Forest) is soliciting your proxy to vote at our 2007 Annual Meeting of Stockholders (the meeting) to be held on Monday, August 13, 2007, or any adjournments of the meeting. This Proxy Statement summarizes information that is intended to assist you in making an informed vote on the proposals described in the Proxy Statement.

Q: Who can vote at the Annual Meeting?

A: Only stockholders of record as of the close of business on June 21, 2007 are entitled to vote at the meeting. On that date, there were 320,040,471 shares of our Common Stock outstanding and entitled to vote.

Q: How many shares must be present to conduct the Annual Meeting?

A: We must have a "quorum" present in person or by proxy to hold the Annual Meeting. A quorum is a majority of the outstanding common shares entitled to vote. Abstentions and broker non-votes (defined below) will be counted for the purpose of determining the existence of a quorum.

Q: What matters are to be voted upon at the Annual Meeting?

A: Three proposals are scheduled for a vote:

●  Election of eight directors to serve until the next Annual Meeting of Stockholders in 2008;

●  Adoption of the 2007 Equity Incentive Plan; and

●  Ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2008.

As of the date of this Proxy Statement, these three proposals are the only matters which our Board of Directors intends to present at the meeting. Our Board does not know of any other business to be presented at the meeting. If other business is properly brought before the meeting, the persons named on the enclosed proxy card will vote on these other matters in their discretion.

Q: How does the Board recommend that I vote?

A: The Board recommends that you vote FOR the election of each of the nominees for director; FOR the adoption of the 2007 Equity Incentive Plan; and FOR the proposal to ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2008.

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Q: How do I vote before the meeting?

A: You may vote your shares by mail by filling in, signing and returning the enclosed proxy card. Most of our stockholders may also vote their shares by telephone or the Internet. The instructions for voting by telephone or the Internet can be found with your proxy card. If you vote by telephone or the Internet, you do not need to return your proxy card. You may either vote "For" all the nominees to the Board of Directors of Forest or you may withhold authority to vote for any nominee(s) you specify. With respect to the adoption of the 2007 Equity Incentive Plan and the ratification of the selection of BDO Seidman, LLP as Forest’s independent registered public accounting firm for the fiscal year ending March 31, 2008, you may vote "For" or "Against" or abstain from voting.

Q: May I vote at the meeting?

A: Yes, you may vote your shares at the meeting if you attend in person. Even if you plan to attend the meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q: How many votes do I have?

A: Each share of common stock that you own as of June 21, 2007, entitles you to one vote on each matter voted upon at the Annual Meeting. On June 21, 2007, there were 320,040,471 shares of our Common Stock outstanding.

Q: What should I do if I receive more than one set of proxy materials?

A: You may receive more than one set of these proxy materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card that you receive to ensure that all your shares are voted.

Q: May I change my vote?

A: Yes, you may change your vote or revoke your proxy at any time before the vote at the meeting. You may change your vote prior to the meeting by executing a valid proxy bearing a later date and delivering it to us prior to the meeting at Forest Laboratories, Inc., Attention: Corporate Secretary, 909 Third Avenue, New York, New York 10022. You may withdraw your vote at the meeting and vote in person by giving written notice to our Corporate Secretary. You may also revoke your vote without voting by sending written notice of revocation to our Corporate Secretary at the above address.

Q: How are my shares voted if I submit a proxy but do not specify how I want to vote?

A: If you submit a properly executed proxy card but do not specify how you want to vote, your shares will be voted FOR the election of each of the nominees for director, FOR the adoption of the 2007 Equity Incentive Plan and FOR the ratification of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2008, and in the discretion of the persons named as proxies on all other matters that are properly brought before the meeting.

Q: How do I vote if my broker holds my shares in "street name"?

A: Shares held in "street name" are held in the name of your bank or broker. If your shares are held in a brokerage account in street name, they are not included in the total number of shares listed as owned by you on the enclosed proxy card. Your bank or broker will send you instructions on how to vote those shares.

Q: What vote is required to elect Directors?

A: The eight nominees for election as directors who receive the highest number of "FOR" votes will be elected as directors. This number is a plurality. Abstentions and broker non-votes (defined below) will have no effect on the outcome of the voting to elect directors.

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Q: What vote is required to adopt the 2007 Equity Incentive Plan?

A: For approval of this proposal, the proposal must receive the "FOR" vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote against the proposal and broker non-votes will have no effect on the outcome of the vote.

Q: What vote is required to ratify the selection of BDO Seidman, LLP as Forest’s independent registered public accounting firm for the fiscal year ending March 31, 2008?

A: For approval of this proposal, the proposal must receive the "FOR" vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote against the proposal and broker non-votes will have no effect on the outcome of the vote.

Q: What is a broker non-vote?

A: When shares are held in "street name", a broker non-vote may occur when a bank or brokerage firm does not vote on a proposal because it does not have discretionary voting power and has not received instructions from the beneficial owner of the shares. A broker non-vote is counted for the purpose of determining whether a quorum is present. Under the current rules of the New York Stock Exchange (NYSE), your broker is permitted to vote your shares on certain routine matters, such as the election of directors and the ratification of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2008, even if you do not instruct the broker how to vote.

Q: Who will count the votes?

A: Votes will be counted by the two independent inspectors of election appointed for the meeting.

Q: Who pays for the solicitation of proxies?

A: We will pay for the entire cost of soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, our directors and employees may solicit proxies in person, by telephone, by Internet, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

Q: How can I find out the results of the voting at the Annual Meeting?

A: Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our Quarterly Report on Form 10-Q for the period ending September 30, 2007.

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SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

           The following table sets forth, as of June 21, 2007, the number of common shares owned beneficially by any persons we know to be beneficial owners of more than five percent of our outstanding common shares, each of our directors and each of our executive officers named in the Summary Compensation Table below and all of our directors and named executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% Stockholders
Capital Group International, Inc. 11100 Santa Monica Blvd. Los Angeles, CA 90025	52,671,320 (1)	16.46%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	34,360,389 (1)	10.74%
Barclays Global Investors, NA. 45 Fremont Street San Francisco, CA 94105	31,373,301 (1)	9.80%
Capital Guardian Trust Company 11100 Santa Monica Blvd. Los Angeles, CA 90025	28,179,870 (1)	8.81%
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	28,199,800 (1)	8.81%
Clearbridge Advisors, LLC 399 Park Avenue New York, NY 10022	23,740,129 (1)	7.42%
Vanguard Specialized Funds – Vanguard Health Care Fund 100 Vanguard Blvd. Malvern, PA 19355	20,001,500 (1)	6.25%
Named Executive Officers and Directors
Howard Solomon	6,372,354 (2)	1.99%
Lawrence S. Olanoff, M.D., Ph.D.	7,549 (3)	*
Nesli Basgoz, M.D.	7,500 (4)	*
William J. Candee, III	46,683 (5)	*
George S. Cohan	57,000 (6)	*
Dan L. Goldwasser	56,455 (7)	*
Kenneth E. Goodman	951,470 (8)	*
Lester B. Salans, M.D.	43,000 (9)	*
Francis I. Perier, Jr.	37,500 (10)	*
Ivan Gergel, M.D.	40,500 (11)	*
Elaine Hochberg	481,142 (12)	*
All directors and executive officers as a group	8,101,153 (13)	2.53%

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* Less than 1%

(1)     Based upon information set forth in an Information Statement on Schedule 13G filed by the beneficial owner with the SEC.

(2)     Includes 5,600,000 shares issuable pursuant to options that are exercisable within 60 days.

(3)     Does not include any shares issuable pursuant to options that are exercisable within 60 days.

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(4)     Includes 7,500 shares issuable pursuant to options that are exercisable within 60 days.

(5)     Includes 42,000 shares issuable pursuant to options that are exercisable within 60 days.

(6)     Includes 46,000 shares issuable pursuant to options that are exercisable within 60 days.

(7)     Includes 46,000 shares issuable pursuant to options that are exercisable within 60 days. Does not include 21,680 shares owned by Mr. Goldwasser’s wife of which Mr. Goldwasser disclaims beneficial ownership.

(8)     Does not include any shares issuable pursuant to options that are exercisable within 60 days.

(9)     Includes 43,000 shares issuable pursuant to options that are exercisable within 60 days. Does not include 3,200 shares owned by Dr. Salans’ wife of which Dr. Salans disclaims beneficial ownership.

(10)   Includes 37,500 shares issuable pursuant to options that are exercisable within 60 days.

(11)   Includes 40,500 shares issuable pursuant to options that are exercisable within 60 days.

(12)   Includes 392,012 shares issuable pursuant to options that are exercisable within 60 days. Ms. Hochberg pledged 45,504 shares as security.

(13)   Includes 6,254,512 shares issuable pursuant to options that are exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

           Federal securities laws require our executive officers and directors and persons owning more than 10% of our Common Stock to file certain reports on ownership and changes in ownership with the Securities and Exchange Commission (SEC). Based on a review of our records and other information, we believe that during fiscal 2007, our executive officers, directors and persons holding more than 10% of our common stock timely filed all Section 16(a) reports except for a report on Form 4 covering a sale of shares by George S. Cohan on May 23, 2006 which was inadvertently filed late.

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PROPOSAL 1

ELECTION OF DIRECTORS

           Our entire Board of Directors is elected each year at the Annual Meeting of Stockholders. The Board is currently comprised of eight members. Each of the nominees listed below is an incumbent director whose nomination to serve for a one-year term was recommended by our Nominating and Governance Committee and approved by the Board. The eight nominees include five independent directors as defined in the NYSE rules and regulations.

           Each nominee elected as a director will continue in office until his successor has been elected and qualified or until his or her earlier death, resignation or retirement. Each person nominated has agreed to serve if elected.

           The persons named as proxies intend to vote the proxies FOR the election of each of the nominees unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees. If for some reason one or more of the nominees is unable to serve, proxies will be voted in favor of the remaining nominees and may be voted for substitute nominees recommended by the Board.

The following persons have been nominated as directors:

Name and Principal Occupation or Position	Age	Has Been a Director Since
Howard Solomon Chairman of the Board and Chief Executive Officer. Mr. Solomon has served as our Chief Executive Officer since 1977.	79	1964
Lawrence S. Olanoff, M.D., Ph.D. President and Chief Operating Officer since October 2006. President and Chief Executive Officer at Celsion Corporation from July 2005 to October 2006. For the ten years prior to July 2005, Dr. Olanoff served as Executive Vice President – Chief Science Officer at Forest.	55	2006
Nesli Basgoz, M.D. Associate Chief for Clinical Affairs, Division of Infectious Diseases, Massachusetts General Hospital (MGH). Dr. Basgoz previously served as Clinical Director, Infectious Diseases Division of MGH and serves as Associate Professor of Medicine, Harvard Medical School.	49	2006
William J. Candee, III Co-Chairman of the Board of Directors and a principal of TXX Services, LLC, a transportation company with operations in New York, New Jersey and Connecticut. For more than 5 years prior to June 2004, Mr. Candee was a member of or of counsel to the law firm of Rivkin Radler, LLP.	80	1959
George S. Cohan President, The George Cohan Company, Inc., consultants, since June 1989.	83	1977
Dan L. Goldwasser Shareholder, Vedder, Price, Kaufman & Kammholz, P.C., Attorneys at Law, since May 1992.	67	1977
Kenneth E. Goodman Until his retirement in September 2006, Mr. Goodman served as President and Chief Operating Officer since December 1998. For eighteen years prior thereto, Mr. Goodman served as Vice President – Finance and Chief Financial Officer and in addition served as Executive Vice President – Operations since February 1998.	59	1998
Lester B. Salans, M.D. Clinical Professor and member of the Clinical Attending Staff Internal Medicine, Mount Sinai Medical School and member of the Adjunct Faculty, Rockefeller University. Dr. Salans was Vice President – Academic and Scientific Affairs and Vice President – Preclinical Research at Sandoz Pharmaceutical Corporation.	71	1998

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CORPORATE GOVERNANCE

           We seek to follow best practices in corporate governance in a manner that is in the best interests of our business and our stockholders. We are in compliance with the corporate governance requirements imposed by the Sarbanes-Oxley Act, the SEC and the NYSE and will continue to review our policies and practices to meet ongoing developments in this area.

Code of Business Conduct and Ethics

           All of our employees, including our Chief Executive Officer (CEO), Chief Financial Officer (CFO), all other senior financial officers and all other executive officers, are required to comply with our Code of Business Conduct and Ethics. You can access our Code of Business Conduct and Ethics by clicking on the "Corporate Governance" link in the "Investors" section of our website at www.frx.com. The Code of Business Conduct and Ethics is also available in print to any requesting stockholder. We will post any amendments to or waivers of our Code of Business Conduct and Ethics on our website.

Corporate Governance Guidelines

           Our Corporate Governance Guidelines reflect the principles by which we operate. From time to time, the Nominating and Governance Committee and the Board reviews and revises our Corporate Governance Guidelines in response to regulatory requirements and evolving best practices. You can access our Corporate Governance Guidelines by clicking on the "Corporate Governance" link in the "Investors" section of our website at www.frx.com. The Corporate Governance Guidelines is also available in print to any requesting stockholder.

Disclosure, Legal Compliance and Risk Management Committee

           The Disclosure, Legal Compliance and Risk Management Committee (the Disclosure Committee) is made up of the following members of senior management: Chief Operating Officer (COO), CFO, Senior Vice President – Scientific Affairs, Senior Vice President – Marketing, and Vice President – General Counsel. The primary purpose of the Disclosure Committee is to review and evaluate our disclosure documents, to develop and monitor a program of risk assessment and management and to evaluate legal compliance and compliance with our Code of Business Conduct and Ethics. The Disclosure Committee met four times during the fiscal year ended March 31, 2007. The Disclosure Committee does not have oversight responsibility for financial matters, including financial statements and systems of internal control over financial reporting, which are monitored by the Company’s Audit Committee.

Compliance Committee

           We have established a Compliance Committee chaired by our President and COO. Our Compliance Committee is responsible for overseeing our program for compliance with applicable laws and regulations specific to the pharmaceutical industry. The Compliance Committee includes senior management and senior departmental personnel from various corporate divisions (marketing, contract-customer operations, medical and scientific affairs, sample policy compliance, operations, internal audit and legal counsel). Other personnel are invited to participate from time to time as specific issues warrant. The Committee meets approximately every six weeks to review issues related to our Comprehensive Compliance Program, establish and approve compliance policies and provide support, guidance and advice to our Director of Compliance regarding the compliance program.

Certain Relationships and Related Persons Transactions

           David Solomon, our CEO’s son, has been employed by Forest since March 26, 2001. Mr. Solomon’s position is Vice President – Forest Pharmaceuticals, Inc., Business Development and Planning. During the 2007 fiscal year, Mr. Solomon’s total compensation was approximately $350,000 and he was awarded 25,000 options under the 2000 Option Plan in connection with his employment by the Company.

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BOARD MEETINGS; COMMITTEES

Board of Directors Meetings and Attendance of Directors

           The Board held six meetings during the fiscal year ended March 31, 2007. During fiscal 2007, each of the then serving incumbent directors attended 75% or more of the total meetings of the Board and the respective committees on which he or she served. Directors are required to make every reasonable effort to attend the Annual Meeting of Stockholders. All members of the Board who were then in office attended our 2006 Annual Meeting of Stockholders except Dr. Salans.

Director Independence

           The Board has affirmatively determined that the following directors have no material relationship with us and are independent within the meaning of Securities Exchange Act Rule 10A-3 and within the NYSE definition of "independence": Nesli Basgoz, M.D., William J. Candee, III, George S. Cohan, Dan L. Goldwasser and Lester B. Salans, M.D. To assist in making the independence determination, the Board has adopted Director Qualification Standards as part of our Corporate Governance Guidelines. The Director Qualification Standards satisfy the NYSE independence requirements. A copy of these standards is attached to this Proxy Statement at Appendix A. Independent directors receive no compensation from us for service on the Board or the Committees other than directors’ fees and non-discretionary grants under our stock option plans.

Executive Sessions; Presiding Director

           As required by the NYSE listing standards, our non-management directors meet in executive sessions at which only non-management directors are present on a regularly scheduled basis. Our non-management directors choose the presiding director for each meeting by majority vote on a meeting by meeting basis.

Communications with Directors

           You may contact the entire Board of Directors, any Committee, the non-management directors as a group or any individual director by calling our Audit Committee Hotline at 1-800-461-0825. An outside vendor collects all reports or complaints and delivers them to the Audit Committee. The Audit Committee will forward all correspondence to the appropriate director or group of directors. You are also welcome to communicate directly with the Board at the Annual Meeting of Stockholders.

Board Committees

           The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. All of the members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are independent directors within the meaning of the NYSE Listing Standards and Securities and Exchange Act of 1934 Rule 10A-3. Each of the Committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by Forest. The Board-approved charters of each of the Committees are available on our website under the "Investors" link at www.frx.com. The charters are also available in print to any requesting stockholder.

            Audit Committee. For the fiscal year ended March 31, 2007, the Audit Committee consisted of William J. Candee, III (the Chairman), Dan L. Goldwasser and Lester B. Salans, M.D. The Board has determined that Dan L. Goldwasser qualifies as an "audit committee financial expert" for purposes of the federal securities laws.

           The Audit Committee’s primary responsibilities are to: (i) oversee our financial reporting principles and policies and internal control systems, including review of our quarterly and annual financial statements; (ii) review and monitor the performance and independence of our independent registered public accounting firm and the performance of the internal auditing department; (iii) provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, the internal audit department and the Board; and (iv) appoint (subject to stockholder ratification), evaluate, compensate and where appropriate, terminate and replace our independent registered public accounting firm. The Audit Committee held seven meetings during fiscal 2007.

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            Compensation Committee. The Compensation Committee is composed of Messrs. Candee, Cohan, Goldwasser (the Chairman), and Dr. Salans. Pursuant to the Compensation Committee Charter, the Committee is responsible for (i) discharging the Board’s responsibilities relating to compensation of Forest’s executive officers and (ii) producing an annual report on executive compensation for inclusion in Forest’s Proxy Statement in accordance with applicable rules and regulations. During the fiscal year ended March 31, 2007, the Compensation Committee held two meetings at which the Committee made recommendations concerning annual base salary and bonus for our executive officers for the 2007 calendar year and made recommendations as to the grant of stock options to these executive officers.

            Nominating and Governance Committee. The Nominating and Governance Committee is composed of Messrs. Candee (the Chairman), Cohan, Goldwasser and Dr. Salans. The Committee’s responsibilities include (i) identifying individuals qualified to become Board members consistent with criteria approved by the Board and recommending that the Board select the director nominees for the next Annual Meeting of Stockholders; (ii) developing and recommending to the Board the Corporate Governance Guidelines; and (iii) overseeing evaluation of the Board and management. The Nominating Committee held one meeting during fiscal 2007.

           The Nominating Committee has established a process for identifying and evaluating nominees for director. Although the Nominating Committee will consider nominees recommended by stockholders, the Nominating Committee believes that its process for identifying and evaluating nominees is designed to produce nominees that possess the educational, professional, business and personal attributes that are best suited to further Forest’s purposes. Any interested person may recommend a nominee by submitting the nomination, together with appropriate biographical information, to the Nominating and Governance Committee, c/o the Corporate Secretary, Forest Laboratories, Inc., 909 Third Avenue, New York, New York 10022. All recommended candidates will be considered using the criteria set forth in our Corporate Governance Guidelines.

           The Nominating Committee will consider, among other factors, the following to evaluate recommended nominees:

           ●     The Board’s current composition, including expertise, diversity, balance of management and non-management directors;

           ●     Independence and other qualifications required or recommended by applicable laws, rules and regulations (including NYSE requirements) and our policies and procedures; and

           ●     The general qualifications of potential nominees, including, but not limited to: personal integrity, loyalty to Forest and concern for its success and welfare; experience at strategy and policy setting level; high-level leadership experience in business; breadth of knowledge about issues affecting Forest; an ability to work effectively with others; sufficient time to devote to Forest; and freedom from conflicts of interest.

Named Executive Officers of Forest

Name	Age	Position with Forest
Howard Solomon	79	Chairman of the Board and Chief Executive Officer
Lawrence S. Olanoff, M.D., Ph.D.	55	President and Chief Operating Officer
Ivan Gergel, M.D.	47	Senior Vice President – Scientific Affairs
Elaine Hochberg	50	Senior Vice President – Marketing
Francis I. Perier, Jr.	47	Senior Vice President – Finance and Chief Financial Officer

           Set forth below is certain biographical information concerning our executive officers who are not also directors:

           Dr. Ivan Gergel was promoted to Senior Vice President – Scientific Affairs on May 19, 2005. From January 2000 until his promotion, Dr. Gergel served as our Vice President – Clinical Development and Medical Affairs and from January 2005 also served as our Chief Medical Officer. Dr. Gergel joined us in June 1998 as Executive Director, Clinical Research. Prior to joining Forest, Dr. Gergel was Group Director – Clinical Research and Medical Affairs at SmithKline Beecham.

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           Elaine Hochberg is our Senior Vice President – Marketing since December 1999. Ms. Hochberg joined us in June 1997 as Vice President – Marketing of our wholly-owned subsidiary Forest Pharmaceuticals, Inc. In February 1998, she was promoted to Vice President – Marketing. Prior to joining us in 1997, Ms. Hochberg was Assistant Vice President – Marketing at Wyeth-Lederle Laboratories.

           Francis I. Perier, Jr. is our Senior Vice President – Finance and Chief Financial Officer since September 2004. From March 2004 until joining us in September 2004, Mr. Perier was Vice President – Finance – Operations Planning – Americas Medicines at Bristol-Myers Squibb. For eight years prior to March 2004, Mr. Perier served in senior financial positions at Bristol-Myers Squibb including four years as Vice President – Finance, Planning, Business Development and Information Technology at its ConvaTec Division. Prior to that, Mr. Perier had been a partner at Deloitte & Touche, LLP.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

           The Compensation Committee of the Board of Directors (the Compensation Committee) is responsible for setting and administering the policies that govern executive salaries and cash bonus awards and for administering our stock option plans. It will also be responsible for administering our 2007 Equity Incentive Plan, if adopted. The Compensation Committee reviews and approves, or in some cases recommends for the approval of the full Board of Directors, the annual compensation, including equity grants, for our executive officers, including the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, the Senior Vice President – Scientific Affairs, the Senior Vice President – Marketing and the Senior Vice President – Finance and Chief Financial Officer (the Named Executive Officers).

Objectives of Compensation Program

           The primary objective of our compensation program, including our executive compensation program, is to structure compensation to allow us to attract, motivate and retain outstanding personnel. Another objective of our compensation program is to directly link compensation to company-wide results as well as to individual performance and to level of responsibility. Our compensation program also aims to align the interests of management and our stockholders and support Forest’s long-term financial performance. Finally, we believe compensation should take into account the value of each employee’s position within Forest and within the marketplace.

What Our Compensation Program is Designed to Reward

           As applied to executive officers, our compensation program is designed to reward such officers for their contributions to Forest’s achievements in a highly competitive environment, long-term strategic management and enhancement of stockholder value. In order to measure the contributions of the executive officers, the Compensation Committee reviews our financial information, including changes in revenues and earnings per share during the prior fiscal year and reports relating to achievement of corporate objectives during the prior fiscal year.

           In order to evaluate our performance compared to that of our competitors and to evaluate the competitive strength of our compensation levels, the Chairman of the Compensation Committee selects a peer group of mid-size pharmaceutical companies that most closely reflect our size based on annual sales as publicly reported by such companies.(1) Although our operations more closely resemble large pharmaceutical companies and we compete with such companies for executive talent, based on the criteria used for selection, these companies are not included in our peer group. The Compensation Committee considers such factors in establishing compensation levels. The Compensation Committee does not presently engage a compensation consultant to assist it with discharging its responsibilities relating to executive compensation matters.

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(1)     The companies which made up our peer group for fiscal year 2007 were: Amgen Inc., Genentech Inc., Bausch & Lomb Inc., Baxter International Inc., Genzyme Corporation, Allergan Inc., Gilead Sciences Inc., Watson Pharmaceuticals Inc., Mylan Laboratories Inc., Alpharma Inc., and Barr Pharmaceuticals, Inc.

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           The Chairman of the Compensation Committee prepares and reviews with the Compensation Committee a comparative analysis of our financial performance relative to that of competitors within our peer group during the preceding two fiscal years. The Chairman’s report for fiscal 2007 included results of operations for each of the companies within our peer group based on publicly reported information available as of the date of the report for the most recently ended four quarters in 2006 and the comparable period in 2005.

           In keeping with our objective to maintain a compensation program that is competitive in our market sector and which continues to enable us to attract and retain top executive talent, the Compensation Committee also reviews compensation levels paid by companies in our peer group to their chief executive officers and chief operating officers. This information is summarized in the report prepared by the Chairman for review with the Compensation Committee and is based on disclosures contained in proxy statements filed for the companies’ previous fiscal years.

Elements of Our Compensation Plan, Why We Chose
Each Element and How It Relates to Our Objectives

           The principal elements comprising executive compensation are base salary, bonus and equity awards. These elements compliment each other and give the Committee flexibility to create compensation packages that reward short-term and long-term performance of the individual and Forest.

           Regarding most compensation matters, including executive compensation, management provides recommendations to the Compensation Committee. The Compensation Committee evaluates the performance achievements of the individual and Forest during the year from the perspectives of both long-term growth and current results, and makes recommendations to the Board of Directors.

            Base Salary. Base salary is the primary fixed element in our compensation program. Executive salaries are reviewed on an annual basis, as well as at the time of a promotion or other material change in responsibilities. As discussed above, increases in salary are based on an evaluation of the individual’s performance and level of pay compared to the salaries paid to persons in similar positions by pharmaceutical companies in our peer group, and have generally been in the middle of the range of the benchmark data. The Compensation Committee also takes into account the methods and percentages used to determine annual base salary increases for all our employees when determining the appropriate percentage increases to be paid to our executives. Merit increases in salary are effective on January 1st of each year. The Compensation Committee makes recommendations to the Board of Directors for approval of salary increases for all of our executive officers.

            Bonus. Our annual bonus program is "at risk" compensation designed to reward our employees (as well as our executive officers) for achievement of key operational goals that we believe will provide the foundation for creating long-term stockholder value. We do not use a formula to determine bonuses but rather the Compensation Committee reviews performance during the prior year, taking into account revenues, changes in our earnings per share and significant accomplishments. In addition to the foregoing, as is the practice in the context of salary reviews, the Compensation Committee also reviews bonus payments made by companies in our peer group to their chief executive officers and chief operating officers. Finally, the Compensation Committee reviews the procedures and general standards used to determine bonuses with respect to employees at all levels within Forest, and reviews the range of percentages applied to award bonuses at the various levels to assist in determining the appropriate percentages to be applied in determining bonus awards.

            Equity Awards. Given the long-term nature of the pharmaceutical business, we believe that incentivizing executives to focus on long-term performance is of particular importance to us. We believe that one of the most effective ways to accomplish this objective is to provide executive officers with equity awards. The Company has historically granted stock options to executive officers to achieve this purpose, as stock options provide value to the executive over time as growth in the market price of our shares reflects the successful achievement of our business objectives. The exercise price of each stock option awarded to our executive officers under our option plan is the average of the high and low prices of a share of our common stock on the NYSE on the date of the option grant. All option grants to executive officers are approved by the Compensation Committee, and except for option grants which are approved by the Committee at special meetings held in connection with a newly hired officer, such option grants are approved at the Compensation Committee’s December meeting which is scheduled at the beginning of each fiscal year.

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           As indicated above, we are proposing for adoption at this meeting, an Equity Incentive Plan which provides for the issuance of restricted stock, as well as other types of incentives, including awards which vest based on satisfaction of performance conditions as determined by the Compensation Committee and set forth in the individual award agreement. We believe this will provide more flexibility to the Compensation Committee in structuring equity compensation to most closely align it with the objectives of our compensation program.

           Consistent with the process used to evaluate and determine the annual base salary and bonus elements of compensation, the Chairman of the Compensation Committee includes in his report to the Compensation Committee a comparative analysis of the value of equity awards made by companies in our peer group. As the focus of this element of compensation is primarily the alignment of the interests of our executive officers with the long-term growth of Forest, the Compensation Committee considers its view of the appropriate equity position of our executive officers in light of our market capitalization in determining the size of all awards.

How the Compensation Committee Chose Amounts: Evaluation
of Forest’s Performance and Basis for 2007 Compensation

           The Compensation Committee meets annually in December to determine compensation levels for the next calendar year, and to award bonuses for performance during the prior calendar year. As described above, in December 2006, the Chairman of the Compensation Committee circulated to the members of the Compensation Committee a report highlighting some of the factors he considered relevant to the Committee’s determination of executive officer compensation for the calendar year 2007.

           The report addressed our financial performance during the preceding four quarters, including the increase in revenues over the comparable period in 2005 and the increase in earnings per share (after expensing payments for product acquisitions completed prior to the date of the report). The report also discussed our successful completion of several product acquisitions, including two late-stage products, while recognizing that these late-stage products had suffered delays in development. The report also noted our success in prosecuting patent litigation concerning Lexapro®. Finally, the report recognized the completion of our program to repurchase thirty million shares of our common stock and the initiation of a new repurchase program.

           As discussed above, the report also included comparisons of our sales results for the preceding four quarters as compared to the sales results reported by members in our peer group for a comparable period, as well as providing comparisons of chief executive officer and chief operating officer compensation by members of our peer group. Our sales results fell within the mid-range of the reported sales figures of these companies; however, the report acknowledged that the companies included in the peer group were better comparators for purposes of compensation evaluations than for purposes of evaluating sales growth, as the group was primarily made up of large biotech companies which had explosive growth during the prior two years and generic companies which have more stable revenues and earnings. With respect to compensation comparisons, total cash and number of options awarded were below the average levels paid by members of our peer group to their chief executive officers and below the average with respect to total cash compensation but above average with respect to the equity awards granted with respect to our chief operating officer. The report acknowledged that this was in part justified based on the chief operating officer position at Forest having many personnel reporting directly to him, which is somewhat unique in the pharmaceutical industry.

           The Committee specifically reviewed and discussed the findings set forth in the report and outlined above, and additionally took note of the increase in revenues from $2.96 billion in fiscal 2006 to projected revenues of $3.34 billion for fiscal 2007, and an increase in earnings per share from $2.08 at the end of fiscal 2006 to a projected $2.70 at the end of fiscal 2007. The Committee also noted increased sales in connection with Lexapro®, Namenda® and Benicar® and the increase in stockholder value as the share price rose from $40.68 at December 30, 2005 to approximately $49 as of the time of the report.

Named Executive Officer Compensation

           As discussed above, historically the Compensation Committee determines compensation for the CEO, the COO and President, and the eleven other executive officers of Forest.

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            Chief Executive Officer. Following its discussion and analysis of the above factors, and specifically taking note of Mr. Solomon’s continued leadership and commitment to advancing our growth through the licensing of new products and entry into strategic alliances for the development of new products, the Compensation Committee approved the following compensation for Mr. Solomon, our CEO: an increase in salary of approximately 5.5% from $1,090,000 to $1,150,000 and a 2006 bonus of $600,000 which reflected an increase of $75,000 over the previous year. The Compensation Committee recognized that the bonus for the previous year had represented a $55,000 decrease from the previous year’s bonus. With respect to long term incentive compensation, the Committee granted Mr. Solomon 200,000 stock options. As is the Committee’s practice, the size of the option grant reflected the Committee's view of Mr. Solomon’s contribution toward achievement of objectives relating to long-term growth strategies during the year and gave consideration to the appropriate size of a grant based on comparable information on grants provided to persons occupying the same position at comparable companies, and taking into account the number of options granted to other executive officers of the Company.

            Chief Operating Officer. Effective October 30, 2006, Dr. Olanoff was appointed to the position of President and COO of Forest. The Compensation Committee reviewed the role of the President and COO, taking note of the number of direct reports and the level of responsibility associated with the position. In addition, the Committee reviewed Dr. Olanoff’s background and qualifications for the position, acknowledging his significant experience in the pharmaceutical industry, his position immediately prior to rejoining Forest as the chief executive officer of another pharmaceutical company, and his unique understanding of Forest and its operations based on his prior tenure as Executive Vice President – Scientific Affairs and the Chief Science Officer of Forest. Based on its evaluation of the requirements of the position and Dr. Olanoff’s qualifications to fulfill such requirements, the Compensation Committee determined to maintain the same salary level previously paid in connection with the position and to provide for a target bonus range which reflected the bonus previously paid to our COO. In addition, the Compensation Committee provided for an equity grant which reflected the Compensation Committee’s view of the appropriate level of the equity position of our COO and its objective of aligning the interests of the officer with the long-term growth of Forest.

           Based on the above analysis, the Compensation Committee approved an offer letter between Forest and Dr. Olanoff, effective October 30, 2006, pursuant to which Dr. Olanoff was awarded an annual base salary of $750,000, is eligible for an annual bonus targeted at 40% to 50% of his annual base salary, and was granted 250,000 stock options. The offer letter is described under the heading "Employment Agreement" on Page 17 of this Proxy.

           As Dr. Olanoff’s annual base salary was established in his offer letter, at its December meeting, the Compensation Committee only determined the 2006 bonus payable to Dr. Olanoff. Based on its review of the Company’s performance and Dr. Olanoff’s contributions since the commencement of his employment, the Compensation Committee awarded Dr. Olanoff a bonus of $100,000.

           Since Mr. Goodman retired from service as Forest’s President and COO effective October 30, 2006, the Compensation Committee only determined the bonus payable to Mr. Goodman for his service during calendar year 2006. Based on its evaluation of our performance as described above and Mr. Goodman’s contributions to our growth during the year, the Compensation Committee awarded him a bonus of $385,000.

            Other Executive Officers. The Compensation Committee also reviewed and approved merit increases to salary, bonuses and equity awards for the other executive officers, including the other Named Executive Officers, based on the criteria and pursuant to the process described above. The compensation approved for each Named Executive Officer is set forth in the Summary Compensation Table on Page 16 of this Proxy.

Post Retirement and Other Benefits

           Each of the benefits described below were chosen to support our objective of providing a competitive pay package. All of the following types of benefits have been historically provided by us on the same terms and conditions described below and were not materially changed by the Compensation Committee during the 2007 fiscal year.

           Severance Payments. We may terminate each of our Named Executive Officer’s employment at any time with or without cause, or by reason of death or disability. Additionally, each executive officer may resign at any time without good cause. In order to attract talented executive personnel and to incentivize such individuals to remain with Forest, we have executed offer letters with several executive officers, including certain of the Named

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Executive Officers. These letters provide for a severance guarantee for the three year period commencing as of the executive’s start date, or if longer, for a one year severance period following his termination of employment, limited to the payment of the agreed compensation and benefits. The guaranty is triggered if the executive is terminated by us without Cause or resigns for Good Reason (each as defined in the agreement). A more detailed description of the severance arrangements with our Named Executive Officers can be found under the heading "Post-Termination Benefits and Change in Control" on Page 21 of this Proxy.

           Deferred Compensation. We maintain a nonqualified Deferred Compensation Plan for the benefit of certain executive officers, including our Named Executive Officers. Under this plan, full time salaried employees who have an annual base salary of at least $150,000 may defer up to 50% of their annual base salary and up to 100% of their annual bonuses. Deferred amounts may be invested among several investment programs at the participant’s option. Deferred amounts are not subject to federal or state income tax until a participant withdraws amounts from the plan. We do not match any of these funds. Further information on the deferred compensation payable to our Named Executive Officers can be found under the heading "Nonqualified Deferred Compensation" on Page 21 of this Proxy.

           Retiree Medical Benefits. On December 1, 1989 the Board authorized the grant of certain medical insurance benefits to certain senior executive officers and their spouses upon the completion of ten years of service by such officers. The benefit is provided to these executives and their spouses for their lifetimes following termination of the executive's employment with us. The benefit is equivalent to the medical insurance benefits provided to the executives as of the date of their termination or as of December 1, 1989, if more favorable, together with payment of other reasonable health care related costs. The benefit need not be provided to the extent and for any time that the executive obtains comparable insurance from a subsequent employer. We have entered such benefit agreements with each of Messrs. Solomon and Goodman.

           Change in Control Agreements. We have entered into employment agreements with several key employees, including each of Mr. Solomon, Dr. Olanoff, Dr. Gergel, Ms. Hochberg and Mr. Perier. Each agreement becomes effective only upon the occurrence of a defined change in control. Each agreement provides that the executive is entitled to salary, bonus and benefits for a three year period following a change in control if the executive's employment terminates during such period without cause or for good reason. Subject to certain exceptions, a change in control is (i) an acquisition of 20% or more of our Common Stock or voting securities by a person or group not acquiring their shares directly from us, (ii) a change in the majority of the current Board or their designated successors not consented to by such current Board or designated successors, and (iii) a liquidation or dissolution of Forest or merger, consolidation or sale of all or substantially all of our assets which involves a greater than 50% change in our stockholders or the replacement of a majority of the current Board or their designated successors.

           The purpose of these agreements is to aid in retention and recruitment of executive officers. In addition, we believe that these agreements encourage continued dedication to assignment duties during periods involving a possible change in control of Forest and protect the earned benefits of the officer against adverse changes resulting from a change in control. These agreements are described in further detail under the heading "Change in Control" on Page 22 of this Proxy.

           Perquisites. We provide certain executive officers, including the Named Executive Officers with certain perquisites that the Compensation Committee believes are reasonable and consistent with our overall compensation program. We do not believe that the perquisites provided to executive officers form a material part of their compensation. The cost of these perquisites to the Company is set forth in the "Summary Compensation Table" on Page 16 of this Proxy under the heading "All Other Compensation" and are described further in footnote 2 to the table. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our executive officers.

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Certain Tax and Accounting Considerations: Deductibility
of Executive Compensation

           Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation (other than qualified performance-based compensation) in excess of $1,000,000 paid in a taxable year to a company’s chief executive officer and the four other most highly compensated executive officers. We consider the impact of this deductibility limitation on our compensation program and have taken, and will continue to take, the necessary actions to qualify compensation awards for full deductibility to the extent possible and consistent with our compensation goals. The Compensation Committee will review, modify and implement compensation policies, practices and programs as necessary to ensure our ability to attract and retain talented executives while taking into account the deductibility of compensation payments.

Compensation Committee Report(1)

           We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in the Company’s 2007 Stockholder Meeting Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the Proxy). Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in our Proxy.

                                                                                                     Compensation Committee
                                                                                                     Dan L. Goldwasser (Chairman)
                                                                                                     William J. Candee, III
                                                                                                     George S. Cohan
                                                                                                     Lester B. Salans, M.D.

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(1)     Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the 1934 Act, the Report on Executive Compensation by the Compensation Committee shall not be incorporated by reference in any such filings.

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EXECUTIVE COMPENSATION

           The following table sets forth compensation for our CEO, CFO and each of our other three most highly compensated executive officers during fiscal year 2007 (our Named Executive Officers).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)(3)
Howard Solomon, Chairman and Chief Executive Officer	2007	1,105,000	600,000	3,616,690	80,592	5,402,282
Lawrence S. Olanoff, M.D., Ph.D., President and Chief Operating Officer (4)	2007	317,708	100,000	360,717	37,546	815,971
Kenneth E. Goodman, Former President and Chief Operating Officer (5)	2007	556,500	385,000	942,625	48,584	1,932,709
Ivan Gergel, M.D., Senior Vice President – Scientific Affairs	2007	526,625	250,000	779,535	506,075	2,062,235
Elaine Hochberg, Senior Vice President – Marketing	2007	536,625	250,000	1,803,394	66,788	2,656,807
Francis I. Perier, Jr., Senior Vice President – Finance and Chief Financial Officer	2007	501,250	235,000	684,830	61,267	1,482,347

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(1)     Represents the amount of compensation cost recognized by us in fiscal year 2007 related to stock option awards granted in fiscal year 2007 and prior years, as described in Statement of Financial Accounting Standards No. 123R (SFAS 123R). For a discussion of valuation assumptions, see Note 1 to our 2007 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended March 31, 2007. Please see the "Grants of Plan-Based Awards" table on Page 18 of this Proxy for more information regarding Option Awards granted in fiscal year 2007.

(2)     This amount includes group term life insurance and compensation credited to the Named Executive Officers pursuant to our Savings and Profit Sharing Plan. This plan covers our employees and the employees of certain of our subsidiaries. These employees become participants in the plan if they are employed for at least six months prior to the plan year-end. The Board makes contributions to the plan at its discretion, however contributions may not exceed 25 percent of the individual plan participant's gross salary (up to a maximum salary of $220,000), including allocated forfeitures for the plan year. Plan participants vest over a period of one to five years of credited service. This amount also includes perquisites provided to our Named Executive Officers which have an aggregate value exceeding $10,000, including costs associated with company cars (including insurance), company provided lunches, membership dues, the cost of benefits continuation coverage paid for Mr. Goodman following his retirement, car service for Dr. Olanoff and relocation costs paid for Dr. Gergel. The total amount associated with relocation expenses for Dr. Gergel was $451,020 which consisted of $281,046 of actual relocation expenses and $169,974 in connection with related tax payments paid by us. The relocation expenses included $120,548 of costs associated with the purchase of Dr. Gergel’s new residence, $109,438 of costs associated with the sale of his previous residence, and $51,060 of miscellaneous expenses associated with his relocation.

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(3)     There are no above-market or preferential earnings on deferred compensation. Consequently, the Summary Compensation Table does not include earnings on deferred amounts. In addition, none of the Named Executive Officers are eligible for pension benefits as Forest does not have a defined benefit program.

(4)     Dr. Olanoff commenced his employment as our President and Chief Operating Officer effective October 30, 2006.

(5)     Mr. Goodman resigned as our President and Chief Operating Officer effective October 30, 2006 and retired from his employment with us effective December 31, 2006.

Narrative Addendum to the Summary Compensation Table

           Effective October 30, 2006, Lawrence S. Olanoff, M.D., Ph.D. was appointed as our President and Chief Operating Officer and Kenneth E. Goodman retired from such position. Accordingly, this year we are reporting for six Named Executive Officers.

Employment Agreement

           In connection with Dr. Olanoff’s appointment, as our President and Chief Operating Officer effective October 30, 2006, we provided an offer letter to Dr. Olanoff. The offer letter was approved by the Compensation Committee and provides for an annual base salary of $750,000. In addition, Dr. Olanoff is eligible to receive an annual bonus based on performance which is targeted at 40%-50% of his annual base salary. Pursuant to the letter Dr. Olanoff was granted options to purchase 250,000 shares of our Common Stock from one of our stockholder-approved employee stock option plans, with an exercise price equal to the average of the high and low price of our Common Stock on October 30, 2006, with options vesting over a period of five years from the date of grant.

           In addition, the letter provides for a severance guarantee for the three year period commencing as of the executive’s start date or, if longer, for a one year severance period following his termination of employment, limited to the payment of the agreed compensation and benefits. The guarantee is triggered if Dr. Olanoff is terminated without Cause or upon Good Reason (as defined in the Change in Control Agreement referenced below). In the event of termination without Cause or upon Good Reason, Dr. Olanoff will be paid semi-monthly base salary payments and one bonus payment equal to the last paid bonus or 50% of the salary target during the guarantee period. We will also continue health care coverage for Dr. Olanoff and his family during the guarantee period. In the event this guarantee is activated Dr. Olanoff will stay reasonably available to our management during the period of salary continuation.

           Pursuant to the agreement, Dr. Olanoff is also eligible to receive other benefits and perquisites to the extent provided by us to our executive officers, including but not limited to, health, retirement, disability, insurance plans and automobile use and insurance.

           A separate Change in Control agreement provides for certain payments to be made to Dr. Olanoff if his employment terminates under certain circumstances. These provisions of the Change in Control agreement are described on Page 21 of this Proxy under the heading "Post-Termination and Change in Control".

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GRANTS OF PLAN-BASED AWARDS

           The following table sets forth certain additional information regarding grants of plan-based awards to our Named Executive Officers for the fiscal year ended March 31, 2007.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Option Awards ($)
Howard Solomon	12/08/2006(1)	200,000	51.5350	3,462,880
Lawrence S. Olanoff, M.D., Ph.D.	10/30/2006(2)	250,000	48.4850	4,328,600
Ivan Gergel, M.D.	12/08/2006(2)	75,000	51.5350	1,298,580
Elaine Hochberg	12/08/2006(2)	75,000	51.5350	1,298,580
Francis I. Perier, Jr.	12/08/2006(2)	75,000	51.5350	1,298,580

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(1)     The award consists of an option that has a term of ten years. The option became fully exercisable on the six month anniversary of the date of the grant.

(2)     Each such award consists of an option that has a term of ten years. The option vests and is exercisable as to 15% of the shares underlying the option on the first, second, third and fourth annual anniversaries of the grant date and as to the remaining 40% on the fifth annual anniversary of the grant date.

Option Plans

           The only long-term incentive compensation plans we presently maintain are our 1998 Stock Option Plan, our 2000 Stock Option Plan and our 2004 Stock Option Plan (the Option Plans). Pursuant to the Option Plans, options may be granted to employees, including executive officers, to purchase shares of Common Stock at a price per share fixed by the Board. The exercise price of all options including Incentive Stock Options (ISOs) as defined by Section 422 of the Internal Revenue Code of 1986 (the Code) is the fair market value on the date of the grant. All of our employees, our subsidiaries’ employees and our non-employee directors are eligible to receive options under the Plans. The Plans provide that the Board may determine which employees are granted options and the number of shares subject to each option. The purchase price for shares must be paid in cash or by the tender of shares of Common Stock having a fair market value equal to the option exercise price.

           We are proposing for adoption at this meeting a 2007 Equity Incentive Plan which, in addition to granting options, would permit us to grant restricted stock awards, stock appreciation rights, and stock equivalent units. If the 2007 Equity Incentive Plan is approved at our annual meeting of stockholders, no further options will be available for grant under the Option Plans. Please see Page 26 of this Proxy for a complete description of the 2007 Equity Incentive Plan and types of awards which will be available under it.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

           The following table sets forth information regarding each unexercised option held by each of our Named Executive Officers as of March 31, 2007.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Howard Solomon	600,000	- -	12.0860	12/18/2008
	1,200,000	- -	13.1485	12/17/2009
	2,000,000	- -	33.4532	12/15/2010
	600,000	- -	38.1450	12/14/2011
	400,000	- -	48.3400	12/13/2012
	200,000	- -	59.0500	12/12/2013
	200,000	- -	42.5350	12/13/2014
	200,000	- -	40.2900	12/09/2015
	200,000	- -	51.5350	12/08/2016
Lawrence S. Olanoff, M.D., Ph.D.	- -	250,000 (1)	48.4850	10/30/2016
Ivan Gergel, M.D.	18,000	12,000 (2)	48.3400	12/13/2012
	6,750	8,250 (3)	59.0500	12/12/2013
	4,500	10,500 (4)	42.5350	12/13/2014
	- -	63,750 (5)	40.3200	08/08/2015
	- -	75,000 (6)	51.5350	12/08/2016
Elaine Hochberg	137,012	- -	33.4532	12/15/2010
	150,000	- -	38.1450	12/14/2011
	60,000	40,000 (7)	48.3400	12/13/2012
	22,500	27,500 (8)	59.0500	12/12/2013
	15,000	35,000 (9)	42.5350	12/13/2014
	7,500	42,500 (10)	40.2900	12/09/2015
	- -	75,000 (11)	51.5350	12/08/2016
Francis I. Perier, Jr.	30,000	70,000 (12)	44.7400	09/30/2014
	7,500	42,500 (13)	40.2900	12/09/2015
	- -	75,000 (14)	51.5350	12/08/2016

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(1)     The option was granted on October 30, 2006 and has a term of ten years. The option vests and is exercisable as to 15% of the shares underlying the option on the first, second, third and fourth annual anniversaries of the grant date and as to the remaining 40% on the fifth annual anniversary of the grant date.

(2)     The option was granted on December 13, 2002 and has a term of ten years. The option vests and is exercisable as to 15% of the shares underlying the option on the first, second, third and fourth annual anniversaries of the grant date and as to the remaining 40% on the fifth annual anniversary of the grant date.

(3)     The option was granted on December 12, 2003 and has a term of ten years. The option vests and is exercisable as to 15% of the shares underlying the option on the first, second, third and fourth annual anniversaries of the grant date and as to the remaining 40% on the fifth annual anniversary of the grant date.

(4)     The option was granted on December 13, 2004 and has a term of ten years. The option vests and is exercisable as to 15% of the shares underlying the option on the first, second, third and fourth annual anniversaries of the grant date and as to the remaining 40% on the fifth annual anniversary of the grant date.

(5)     The option was granted on August 8, 2005 and has a term of ten years. The option vests and is exercisable as to 15% of the shares underlying the option on the first, second, third and fourth annual anniversaries of the grant date and as to the remaining 40% on the fifth annual anniversary of the grant date.

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(6)     The option was granted on December 8, 2006 and has a term of ten years. The option vests and is exercisable as to 15% of the shares underlying the option on the first, second, third and fourth annual anniversaries of the grant date and as to the remaining 40% on the fifth annual anniversary of the grant date.

(7)     The option was granted on December 13, 2002 and has a term of ten years. The option vests and is exercisable as to 15% of the shares underlying the option on the first, second, third and fourth annual anniversaries of the grant date and as to the remaining 40% on the fifth annual anniversary of the grant date.

(8)     The option was granted on December 12, 2003 and has a term of ten years. The option vests and is exercisable as to 15% of the shares underlying the option on the first, second, third and fourth annual anniversaries of the grant date and as to the remaining 40% on the fifth annual anniversary of the grant date.

(9)     The option was granted on December 13, 2004 and has a term of ten years. The option vests and is exercisable as to 15% of the shares underlying the option on the first, second, third and fourth annual anniversaries of the grant date and as to the remaining 40% on the fifth annual anniversary of the grant date.

(10)   The option was granted on December 9, 2005 and has a term of ten years. The option vests and is exercisable as to 15% of the shares underlying the option on the first, second, third and fourth annual anniversaries of the grant date and as to the remaining 40% on the fifth annual anniversary of the grant date.

(11)   The option was granted on December 8, 2006 and has a term of ten years. The option vests and is exercisable as to 15% of the shares underlying the option on the first, second, third and fourth annual anniversaries of the grant date and as to the remaining 40% on the fifth annual anniversary of the grant date.

(12)   The option was granted on September 30, 2004 and has a term of ten years. The option vests and is exercisable as to 15% of the shares underlying the option on the first, second, third and fourth annual anniversaries of the grant date and as to the remaining 40% on the fifth annual anniversary of the grant date.

(13)   The option was granted on December 9, 2005 and has a term of ten years. The option vests and is exercisable as to 15% of the shares underlying the option on the first, second, third and fourth annual anniversaries of the grant date and as to the remaining 40% on the fifth annual anniversary of the grant date.

(14)   The option was granted on December 8, 2006 and has a term of ten years. The option vests and is exercisable as to 15% of the shares underlying the option on the first, second, third and fourth annual anniversaries of the grant date and as to the remaining 40% on the fifth annual anniversary of the grant date.

OPTION EXERCISES AND STOCK VESTED

           The following table shows the number of shares acquired upon exercise of stock options by each of our Named Executive Officers during the fiscal year ended March 31, 2007.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Howard Solomon	800,000	39,102,960
Lawrence S. Olanoff, M.D., Ph.D.	- -	- -
Kenneth E. Goodman	3,300,000	77,220,846
Ivan Gergel, M.D.	32,250	472,020
Elaine Hochberg	160,384	6,417,480
Francis I. Perier, Jr.	- -	- -

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(1)     The "value realized on exercise" is the difference between the market price of the underlying security at exercise and the exercise/base price of the option.

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NONQUALIFIED DEFERRED COMPENSATION

           The following table shows the executive contributions, earnings and account balances for all Named Executive Officers who participate in our Deferred Compensation Plan. The Deferred Compensation Plan allows full time salaried employees who have an annual base salary of at least $150,000, including the executive officers listed below, to defer up to 50% of their annual base salary and up to 100% of their annual bonuses. Deferred amounts may be invested among several investment programs at the participant’s option. Deferred amounts are not subject to federal or state income tax until a participant withdraws amounts from the plan. We do not match any of these funds.

           Employees who participate in the Deferred Compensation Plan may invest deferred monies in a range of investment vehicles that generally mirror the choices available to all employees in the 401(k) plan. The investment options in the Deferred Compensation Plan have returns that would be the same as those earned on the same options in the 401(k) plan. The rates of return for deferred funds in the Deferred Compensation Plan ranged from: -0.54% to 22.5%.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Lawrence S. Olanoff, M.D., Ph.D.	50,000	9,534	25,224(2)	203,475(3)
Elaine Hochberg	25,000	7,487	- -	107,917(4)

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(1)     The amounts set forth in this column have also been reported as "Salary" in the Summary Compensation Table on Page 16 of this Proxy.

(2)     This distribution was made as a result of Dr. Olanoff’s prior resignation from Forest in 2005.

(3)     The opening balance in Dr. Olanoff’s account on October 30, 2006 was $169,165. This amount reflects contributions made by Dr. Olanoff during his prior tenure at Forest.

(4)     The opening balance in Ms. Hochberg’s account on April 1, 2006 was $75,430.

POST-TERMINATION BENEFITS AND CHANGE IN CONTROL

Compensation upon Termination of Employment.

           The offer letters pursuant to which certain executive officers joined Forest, including certain of the Named Executive Officers, include a severance guarantee for the three year period commencing as of the executive’s start date (Initial Guarantee Period), or if longer, a one year severance period following his termination of employment, limited to severance and certain benefits in the event of a termination of his employment by us without Cause or his termination of employment for Good Reason, each as defined in the agreement (a Qualifying Termination). The agreement also provides for continued health coverage during the severance period. Dr. Olanoff and Mr. Perier are the only Named Executive Officers who are entitled to severance benefits pursuant to such offer letters.

           Upon a Qualifying Termination, each such officer is entitled to continue to receive semi-monthly base salary payments for the Initial Guarantee Period or if longer the one year severance period following his or her termination, plus one bonus payment based on the target bonus described in the agreement, plus continued medical coverage for the employee and his family for the same period during which he is eligible to receive salary. The potential amounts payable pursuant to the severance obligations based on a termination date of March 31, 2007 are set forth in the below table.

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Name	Salary ($)	Bonus ($)	Continued Health Care Benefits ($)(1)
Lawrence S. Olanoff, M.D., Ph.D.	1,937,500(2)	375,000(3)	39,630
Francis I. Perier, Jr.	520,000	235,000(4)	15,341

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(1)     Includes amounts payable for health care coverage (medical and dental) for employee and employee’s eligible family members.

(2)     Dr. Olanoff had 31 months remaining in the Initial Guarantee Period as of March 31, 2007.

(3)     This amount is the higher of last annual bonus or 50% of target salary.

(4)     This amount is the higher of last annual bonus or 40% of target salary.

Benefits Continuation Agreements

           On December 1, 1989 the Board authorized the grant of certain medical insurance benefits to certain senior executive officers and their spouses upon the completion of ten years of service by such officers. The benefit is provided to these executives and their spouses for their lifetimes following termination of the executive's employment with Forest. The benefit is equivalent to the medical insurance benefits provided to the executives as of the date of their termination or as of December 1, 1989, if more favorable, together with payment of reasonable health care related costs. The benefit need not be provided to the extent and for any time that the executive obtains comparable coverage from a subsequent employer. We have entered into such agreements with Messrs. Solomon and Goodman. The amounts payable on behalf of Mr. Solomon, assuming a Qualifying Termination as of March 31, 2007, are reasonably estimated to be equal to $26,476 annually. Mr. Goodman retired from Forest on December 31, 2006, and accordingly, through March 31, 2007, $17,928 has actually been paid by Forest in connection with providing this benefit to Mr. Goodman. Amounts payable on behalf of Mr. Goodman, from and after March 31, 2007 are reasonably estimated to be equal to $21,712 annually.

Change in Control

           The Board has determined that it is in both our best interests and the stockholders to assure that we will have the continued dedication of our executive officers, notwithstanding the possibility of a Change in Control. The Board believes it is imperative to diminish the inevitable distraction of the executive officers by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control and to encourage the executive officer’s full attention and dedication to us currently and in the event of any threatened or pending Change in Control, and to provide the executive officer with compensation and benefits arrangements upon a Change in Control which ensure that the compensation and benefits expectations of the executive officers be satisfied and which are competitive with those within our peer group. Therefore, in order to accomplish these objectives, the Board has entered into Change in Control agreements with several key employees, including the Named Executive Officers.

           Each agreement becomes effective only upon the occurrence of a Change in Control. Each agreement provides that the executive is entitled to salary, bonus and benefits for a three year period following a Change in Control if the executive's employment terminates during such period without Cause or for Good Reason (a Qualifying Termination), each as defined in the agreement. Subject to certain exceptions, a Change in Control is (i) an acquisition of 20% or more of our Common Stock or voting securities by a person or group not acquiring their shares directly from us, (ii) a change in the majority of the current Board or their designated successors not consented to by such current Board or designated successors, (iii) our liquidation or dissolution or (iv) a merger, consolidation or sale of all or substantially all of our assets which involves a greater than 50% change in our stockholders or the replacement of a majority of the current Board or their designated successors.

           Upon such Qualifying Termination, the employee shall be granted in a lump sum payment within thirty days after the date of termination that will be equal to the sum of the following: (i) the amount of our accrued compensation obligations to the executive through the termination date, consisting of unpaid base salary, a pro-rated bonus and other accrued compensation through the termination date, plus (ii) an amount equal to three times the executives base salary and annual bonus, plus (iii) the actuarial equivalent of the employee’s benefit under any

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retirement plans in which the executive participates, assuming continued participation for the three year period following the termination date. In addition, the executive shall be granted for a three year period continued medical benefits for both the executive and his or her family, provided however coverage is secondary to any coverage the executive obtains from a subsequent employer. Lastly, the employee is provided with outplacement services and any other amounts or benefits required to be paid or provided under any plan or program.

           The following table sets forth our reasonable estimate of the potential payments to each of our Named Executive Officers under our Change in Control Agreements if a Change in Control occurred as of March 31, 2007:

Name	Salary($)(1)	Bonus ($)(2)	Continuation of Benefits under Retirement Plans ($)(3)	Continuation of Welfare Benefits ($)(4)
Howard Solomon	3,450,000	1,950,000	155,626	68,550
Lawrence S. Olanoff, M.D., Ph.D.	2,250,000	780,000	121,950	52,994
Ivan Gergel, M.D.	1,639,500	812,500	129,197	48,458
Elaine Hochberg	1,669,500	812,500	129,195	80,023
Francis I. Perier, Jr.	1,560,000	763,750	138,546	48,458

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(1)     This amount is equal to three times the respective executive officer’s salary in effect at March 31, 2007.

(2)     This amount is equal to 25% of the 2007 bonus which had accrued prior to March 31, 2007, plus three times the highest bonus awarded during the last three fiscal years. Dr. Olanoff’s "highest bonus" was calculated by annualizing his 2007 bonus pursuant to the terms of the change in control agreement since Dr. Olanoff was not employed for the entire fiscal year.

(3)     Amounts set forth represent payments in connection with 401(k) savings plan and our profit sharing plans. Mr. Solomon’s amount also includes a reasonable estimate of amounts payable in connection with his Benefits Continuation Agreement.

(4)     This amount represents payments made in connection with welfare benefits plans including medical, dental and life insurance.

DIRECTOR COMPENSATION

           The table below summarizes the compensation paid by us to non-employee directors for the fiscal year ended March 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Kenneth E. Goodman (2)	9,500	- -	9,500
Nesli Basgoz, M.D.	40,036	63,620	103,656
William J. Candee, III	57,500	63,620	121,120
George S. Cohan	48,639	63,620	112,259
Dan L. Goldwasser	52,500	63,620	116,120
Lester B. Salans, M.D.	49,000	63,620	112,620

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(1)     Represents the amount of compensation cost recognized by us in fiscal year 2007 related to stock option awards granted in prior years, as described in Statement of Financial Accounting Standards No. 123R (SFAS 123R). For a discussion of valuation assumptions, see Note 1 to our 2007 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended March 31, 2007.

(2)     Mr. Goodman became a non-employee director of Forest on December 31, 2006.

Director Fees

           During the fiscal year ended March 31, 2007, we had the following standard compensation arrangement with our non-employee directors: $30,000 for services as director plus a fee of $2,000 for each Board of Directors meeting attended; $1,500 for attendance at a Committee meeting plus a fee of $1,000 for each Committee Chairman

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for each Committee meeting attended provided the Committee meeting was not held in conjunction with a Board of Directors meeting. In addition, we have an arrangement to pay $1,000 to any out-of-town non-employee director who was required to come to New York City for a meeting. Mr. Candee received $5,000 in addition to other director fees in consideration of his services as secretary of meetings of the Board of Directors and of Committees of which he is a member.

Automatic Option Grants

           In addition, our non-employee directors participate in the 2004 Stock Option Plan (the 2004 Plan). Under the 2004 Plan, an initial grant of options covering 14,000 shares of Common Stock is automatically granted to persons who become non-employee directors of Forest. Each such option grant is at an exercise price equal to the average price of the Common Stock on the NYSE on the date of grant. Twenty-five percent of the 14,000 options become exercisable on the date of the grant and on each anniversary of such date until all such options are exercisable.

           The 2004 Plan further provides for the automatic annual grant to each of our non-employee directors of options to purchase 4,000 shares of Common Stock on the date of their annual election or re-election by our stockholders. Each such option grant is at an exercise price equal to the average price of the Common Stock on the NYSE on the date of grant and become exercisable six months after the date of option grant. All options granted under the 2004 Plan to non-employee directors have a term of ten years from the date of grant (but in no event more than three months following the optionee's ceasing to serve as a member of our Board).

           At this meeting, stockholders will be asked to adopt the 2007 Equity Incentive Plan which provides for an initial grant of 20,000 options to non-employee directors upon appointment to the Board and for the automatic annual grant of options to purchase 4,000 shares to non-employee directors plus a grant of 1,000 shares of restricted stock. The initial option grant and each annual restricted stock grant will vest in four equal installments over a three year period with the first installment vesting on the six month anniversary of the date of the grant and the remaining three installments vesting on each of the first, second and third annual anniversaries of the date of the grant. Each annual option grant will vest on the six month anniversary at the date of the grant. Upon adoption of the 2007 Equity Incentive Plan, no further options will be granted under the 2004 Plan, the 2000 Plan or the 1998 Plan including options granted pursuant to automatic grant provisions contained in the 2004 Plan. Further description of the 2007 Equity Incentive Plan is set forth on Page 26 of this Proxy.

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AUDIT COMMITTEE REPORT(1)

           For the fiscal year ended March 31, 2007, the Audit Committee consisted of William J. Candee, III (the Chairman), Dan L. Goldwasser and Lester B. Salans, M.D. The Board has affirmatively determined that Messrs. Candee and Goldwasser and Dr. Salans are independent as defined under the NYSE listing standards. The Committee operates under a written charter adopted by the Board of Directors.

           The Committee recommends to the Board, subject to stockholder ratification, the selection of our independent registered public accounting firm. Management is responsible for our internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and for issuing a report thereon. The Committee monitors and oversees these processes.

           In this context, the Committee has met and held discussions with management, the internal auditor and BDO Seidman, LLP (BDO), our independent registered public accounting firm. Management represented that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee reviewed and discussed the audited consolidated financial statements, as well as the unaudited financial statements included in Quarterly Reports on Form 10-Q for each of the first three quarters of the fiscal year, with management and BDO. The Committee discussed with BDO matters required to be discussed by the Statement of Auditing Standards No. 61 (Communication with Audit Committees). BDO also provided the Committee with the written disclosures required by Independence Standard Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with BDO its independence.

           In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included or incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended March 31, 2007 for filing with the Securities and Exchange Commission. The Board has adopted this recommendation.

                                                                                                      The Audit Committee
                                                                                                       William J. Candee, III
                                                                                                       Dan L. Goldwasser
                                                                                                       Lester B. Salans, M.D.

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(1)     Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the 1934 Act, the Audit Committee Report shall not be incorporated by reference in any such filings.

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PROPOSAL 2

ADOPTION OF THE 2007 EQUITY INCENTIVE PLAN

           The Board of Directors has adopted, subject to stockholder approval, and recommends the adoption of Forest’s proposed 2007 Equity Incentive Plan (2007 Plan), under which options and stock awards, stock appreciation rights and stock equivalent units may be granted (each, an Award).

Philosophy

           The Board of Directors believes that Forest's traditional policy of providing equity incentives to employees and non-employee directors has been a material factor in the our ability to attract, retain and motivate managerial and professional personnel as well as non-employee directors. While we have historically only granted equity incentives in the form of stock options, the Board of Directors recognizes that competition for executive talent and experienced sales representatives continues to be highly competitive and that the market trend is to offer alternative awards, including restricted stock as well as stock based forms of compensation. We believe that adoption of the 2007 Plan is necessary to remain competitive within our industry and to continue to be able to attract and retain employees. In addition, we believe that the adoption of the 2007 Plan which provides alternative forms of equity grants, including grants which can be made subject to performance based vesting, will provide the Compensation Committee with more flexibility in establishing appropriate compensation packages for employees.

           In order to provide the most flexibility in determining the types of Awards that will be available for grant, we have determined that all future Awards should be granted under the 2007 Plan.  Accordingly if the stockholders approve the adoption of the 2007 Plan, the number of shares available for association with Awards under the 2007 Plan shall be 9,000,000. In addition, we will no longer be authorized to grant the 4,950,000 shares underlying unissued options as of May 31, 2007 under our 2004 Option Plan, our 2000 Option Plan and our 1998 Option Plan (each a Prior Option Plan), and pursuant to the terms of the 2007 Plan, such shares will now be available for the granting of Awards under the 2007 Plan. All outstanding options issued under such Prior Options Plans will not be affected and will continue to be outstanding in accordance with their terms and the terms of the Prior Option Plan pursuant to which they were issued.

           The following description of the 2007 Plan is qualified in its entirety by reference to such 2007 Plan, a copy of which is attached to this Proxy Statement as Appendix B and is incorporated by reference herein.

Administration

           The 2007 Plan shall be administered by the Compensation Committee which is composed of three independent directors of the Board. Subject to the terms and conditions of the 2007 Plan, the Compensation Committee is authorized to determine to whom among the eligible persons Awards shall be granted, the number of Shares covered by or associated with an Award, the terms of each Award, and whether any Option is intended to be an ISO or a NSO. In addition the Compensation Committee has authority to interpret and specify rules and regulations relating to the 2007 Plan.

Eligibility

           All of our employees, non-employee directors, as well as persons who have accepted offers of employment with Forest, are eligible to participate in the 2007 Plan. Currently we have six non-employee directors and 5,126 employees. In making the determination as to employees to whom Awards shall be granted and as to the number of shares of Common Stock (each, a Share) to be covered by or associated with such Awards, the Compensation Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of Forest and such other factors as the Compensation Committee shall deem relevant in connection with accomplishing the purpose of the 2007 Plan.

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Shares Available for Issuance

           If the 2007 Plan is approved by our stockholders, the number of new shares with respect to which Awards may be granted under the 2007 Plan is 9,000,000 Shares. In addition, as of May 1, 2007, the 4,950,000 Shares that were issuable upon the exercise of Options remaining available for grant under the Prior Option Plans will now be available for issuance under the 2007 Plan and will no longer be so available under the Prior Option Plans. The following Shares may also be used for issuance of Awards under the 2007 Plan: (i) Shares which have been forfeited under a Stock Grant; and (ii) Shares which are allocable to the unexercised portion of an Option issued under the 2007 Plan which has expired or been terminated. As indicated above, upon adoption of the 2007 Plan, we will no longer be authorized to grant options under the Prior Option Plans. Each Share associated with an Award will count as one Share against the total number of shares available for issuance under the 2007 Plan, provided that each Share associated with a Tandem SAR and the associated Option will only count as one share against the total number of shares available for issuance under the 2007 Plan.

Per-Person Award Limitations

           Under the 2007 Plan, the number of Shares with respect to which Awards may be granted to any individual may not exceed 600,000 during any calendar year.

Types and Terms of Awards

           The Compensation Committee is authorized to grant the following types of awards under the 2007 Plan: Stock Options (Options), including Incentive Stock Options (ISOs) and Non-Incentive Stock Options (NSOs); Stock Appreciation Rights (SARs); Restricted Stock Grants (Stock Grants); and Stock Equivalent Units (Stock Units).

            Options. The Compensation Committee is authorized to grant Options, including ISOs which can result in potentially favorable tax treatment to the option holder and NSOs. The exercise price of an Option is determined by the Compensation Committee at the time of grant and may not be less than the fair market value of the Shares on the date the Option is granted. The term of Options granted to employees may not exceed ten years. The exercise price of Options is payable in cash, in Shares or in a combination of the two, as set forth in the individual Award agreement.

            Automatic Grant of Options and Restricted Stock Grants to Non-Employee Directors. An initial grant of Options covering 20,000 Shares will automatically be granted to persons who become non-employee directors from and after the approval of the 2007 Plan by the stockholders. The initial option grant will vest over a three year period as to 25% of the shares covered by the grant on the six month anniversary at the date of the grant and as to an additional 25% on each of the first, second and third annual anniversaries at the date of the grant. The 2007 Plan also provides for an automatic annual grant to each of our non-employee directors of Options to purchase 4,000 Shares plus Stock Grants covering 1,000 Shares on the date of their annual re-election by the stockholders. Each Option granted to non-employee directors will have a term of ten years, have an exercise price equal to the fair market value of a Share on the date of grant and will remain exercisable at its stated term following a director’s termination of service. Each annual option grant will vest on the six month anniversary at the date of the grant. The Stock Grant will vest in four equal installments over a three year period with the first installment vesting on the six month anniversary of the date of the grant and the remaining three installments vesting on each of the first, second and third annual anniversaries of the date of the grant.

            SARs. SARs grant the holder a right to receive an amount payable in cash or stock equal to the appreciation in price of our Shares over a specified time period. SARs may be granted alone or in tandem with Options. SARs will have a maximum term of ten years and an exercise price of not less than the fair market value of a Share on the date of the SAR grant. No dividends or dividend equivalents will be paid under SARs.

            Stock Awards. Stock Awards are grants of restricted stock which vest upon the satisfaction of conditions, which may be based on performance factors or continued service for a specified period of time as determined by the Compensation Committee and set forth in an individual Award agreement. The individual Award agreement will also specify appropriate consideration for the Stock Award and a Stock Award may be issued for no cash or a minimal cash consideration as required by applicable law.

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            Stock Units. Stock Units grant the recipient a right to receive an amount payable in cash or stock equal to the fair market value of our Shares on the settlement date subject to the satisfaction of performance-based conditions or continued service over a specified period of time as determined by the Compensation Committee and as set forth in the individual Award agreement. The term of Stock Units shall not exceed ten years. Stock Units will be structured to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the Code). No dividends or dividend equivalents will be paid under Stock Units.

            General Limitations on Post-Termination Exercisability of Employee Awards. Generally, unless otherwise provided in the Award Agreement by the Compensation Committee, in the event of a termination of an employee’s employment for any reason other than death, Disability or Retirement (as such terms are defined in the 2007 Plan), Options and SARs, to the extent exercisable, will remain exercisable for three months from such date or until the expiration of the stated term of such Option, whichever period is shorter. Unless otherwise provided by the Compensation Committee, in the event of termination of an employee’s employment for any reason other than death or Disability (in which case time-based conditions are deemed satisfied), Stock Awards are forfeited on the date of termination of an employee’s employment to the extent the conditions applicable to such Award have not been satisfied. Subject to compliance with Section 409A of the Code, all Stock Units are to be settled within 75 days of the settlement date set forth in such individual Award agreement. Additionally, all Awards terminate immediately upon termination of employment as a result of gross misconduct or upon a breach of a contractual or other obligation to Forest as established in the individual Award agreement. The Plan provides special rules for vesting and exercisability upon a termination of employment as a result of death, Disability or Retirement as defined in the Plan.

Other Provisions

            Change in Control or Dissolution. Under a Change in Control as defined in the 2007 Plan if Awards remain outstanding under the 2007 Plan following the Change in Control, all unvested Awards granted prior to the effective date of the Change in Control will vest in full upon a Qualified Termination (as defined in the 2007 Plan) of the employee’s employment within three years of the Change in Control. If Awards do not remain outstanding following the Change in Control and are not replaced with substitute awards of substantially the same value and subject to substantially the same terms, including the vesting schedule and provision for the immediate vesting upon a Qualified Termination within three years of the date of grant of the substitute award, all Awards which have not been replaced with such substitute awards, will immediately vest upon the effective date of the Change in Control. Upon a dissolution of the Company all outstanding Awards will immediately vest. In addition, upon a Change in Control or a dissolution, the Board may cancel any outstanding portion of an Award, except Stock Awards, in consideration for granting the right to receive a cash payment equal to the per share consideration received by the stockholder in connection with such event less the exercise price applicable to such Award. Any other outstanding Awards, other than Stock Awards, not exercised or cancelled upon such an event will be terminated.

            Amendments, Adjustments & Termination. The Board may modify, amend or terminate the 2007 Plan, so long as that action does not impair any Awardee’s rights under any outstanding Award without the consent of such affected Awardee. The Board may not amend the 2007 Plan without the approval of the stockholders, to the extent such approval is required under applicable NYSE and SEC rules. In the event of a change to our capitalization, the Compensation Committee has authority to make adjustments, if any, as it deems appropriate and pursuant to applicable laws requiring stockholder approval. The 2007 Plan terminates on June 19, 2017 unless earlier terminated by the Board. No Awards will be granted under the Plan after termination however, the term and exercise of Awards granted before termination may extend beyond the termination date.

Future Plan Benefits

           Subject to stockholder approval of this Proposal 2, pursuant to the terms of the 2007 Equity Incentive Plan, each non-employee director shall be granted an Automatic Annual Option Grant and an Automatic Restricted Stock Grant. Currently the Company has six non-employee directors, all of whom are eligible to receive an Automatic Option Grant and an Automatic Restricted Stock Grant on the day of the 2007 Annual Stockholder meeting, assuming approval of this Proposal 2. The table below sets forth the number of options and the value of the Automatic Annual Option Grants to non-employee directors.

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NEW PLAN BENEFITS 2007 Equity Incentive Plan
Name and Position	Dollar Value ($)(1)	Number of Units(2)
All Non-Executive Directors as a Group	1,371,900	30,000

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(1)     Dollar value is determined based on the closing price of a share of common stock listed on the NYSE on June 21, 2007, of $45.73.

(2)     Represents the number of Shares of Common Stock underlying the Annual Automatic Option and Stock Grants. All other grants under the 2007 Plan are within the discretion of the Board of Directors and the Compensation Committee and the benefits of such grants are, therefore, not determinable. However, please refer to the "Grants of Plan-Based Awards" table on Page 18 of this Proxy, which provides information on the grants made to the Named Executive Officers under "Executive Compensation" in the last fiscal year ended March 31, 2007.

Federal Income Tax Consequences

           The following is a general explanation of the U.S. federal income tax consequences to Awardees under the 2007 Plan who are subject to tax in the United States. The following is intended for the general information of stockholders considering how to vote with respect to the 2007 Plan and not as tax guidance to participants in the 2007 Plan. The following is not intended to be complete and does not take into account federal employment taxes or state, local or foreign tax implications. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. In addition, different tax rules may apply in light of variations in transactions that are permitted under the 2007 Plan (such as payment of the exercise price by surrender of previously owned shares).

            Incentive Stock Options ("ISOs"). Subject to the limit with respect to the maximum Award that may be granted to any individual in any calendar year, an individual can receive an unlimited number of ISOs during any calendar year. However, the aggregate fair market value (determined at the time of option grant) of shares with respect to which ISOs first become exercisable by an Awardee during any calendar year (under all of Forest’s Plans) cannot exceed $100,000. ISO tax treatment is denied by the Code to any options in excess of that dollar limit.

           The grant and exercise of an ISO will not result in income for the Awardee or an income tax deduction for Forest. (However, the excess of fair market value of the shares on the exercise date over the exercise price is an item of tax preference, potentially subject to the alternative minimum tax.) The sale or other taxable disposition of shares acquired upon an ISO exercise will not result in ordinary income by the Awardee if the Awardee (i) does not dispose of the shares within two years from the date of option grant or within one year from the date of option exercise, and (ii) the Awardee is an employee of Forest or one of its subsidiaries from the date of option grant and through the date which is three months before the exercise date (the "Holding Requirements"). If the Holding Requirements are met, gain realized on the sale or other taxable disposition of the shares will be subject to tax as long-term capital gain and the Company would not be entitled to any income tax deduction.

           If the Awardee disposes of shares acquired upon the ISO exercise without satisfaction of the Holding Requirements, the disposition will be a "disqualifying disposition" and the Awardee will recognize at the time of such disposition (i) ordinary income to the extent of the difference between the exercise price and the lesser of (a) the fair market value of the shares on the date of exercise or (b) the amount realized on such disposition, and (ii) short-term or long-term capital gain to the extent of any excess of the amount realized on the disposition over the fair market value of the shares on the date of exercise. Notwithstanding the foregoing, if the Awardee dies prior to the option exercise but the Awardee was an employee of Forest or one of its subsidiaries from the date of option grant and through the date which is three months before the date of death, then the Holding Requirements will not apply to a sale or other taxable disposition of the shares by the estate of the Awardee or by a person who acquired the option from the Awardee by bequest or inheritance. Forest generally will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Awardee at the time such income is recognized.

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            Non-Incentive Stock Options ("NSOs"). Subject to the limit with respect to the maximum Award that may be granted to any individual in any calendar year, there is no limit on the aggregate fair market value of stock covered by NSOs that may be granted to an Awardee or on the aggregate fair market value of NSOs that first become exercisable in any calendar year. Generally, the Awardee will not recognize income and no income tax deduction will be allowed to Forest upon the grant of an NSO. Upon the exercise of an NSO, the Awardee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of option exercise over the exercise price, and Forest generally will be entitled to an income tax deduction in the same amount. Forest will be required to ensure that any applicable withholding and payroll tax requirements are satisfied. Any difference between the higher of such fair market value or the option exercise price and the price at which the Awardee sells the shares will be taxable as short-term or long-term capital gain or loss.

            Stock Appreciation Rights ("SARs"). An Awardee should not be taxed at the time an SAR is granted nor should Forest receive an income tax deduction with respect thereto. Upon exercise of an SAR, the Awardee will recognize ordinary income (treated as compensation) in an amount equal to the cash or the fair market value of the shares received. Forest generally will be entitled to a corresponding income tax deduction at the time that the Awardee recognizes the ordinary income. Forest will be required to ensure that any applicable withholding and payroll tax requirements are satisfied.

            Stock Awards. An Awardee receiving a Stock Award subject to time or performance-based vesting conditions will not recognize any income at the time of grant in the absence of a Section 83(b) election (described below). The Awardee generally will recognize ordinary income at the time the vesting conditions expire, in an amount equal to the excess of the fair market value of the shares on that date over the amount (if any) paid by the Awardee for the shares. For purposes of determining gain on a sale of the shares, (i) the Awardee's tax basis in the shares will be equal to the amount included in income upon the expiration of the vesting conditions plus the amount (if any) paid for the shares, and (ii) the Awardee's holding period for the shares will begin when the vesting conditions expire. Any sale or other disposition of the shares will result in long-term or short-term capital gain. With respect to a Stock Award that is subject to time or performance-based vesting conditions, an Awardee may be able to make an election under Section 83(b) of the Code to be taxed at the time of the Stock Award. In that event the Awardee would recognize as ordinary income the excess of the fair market value of the shares as of the date of grant over the amount (if any) paid by the Awardee for the shares and the Awardee’s holding period would begin at the time of the Award. Forest generally will be entitled to a corresponding income tax deduction at the time ordinary income is recognized by the Awardee. Forest will be required to ensure that any applicable withholding and payroll tax requirements are satisfied.

            Stock Unit Awards. An Awardee who is awarded Stock Units generally will not recognize any income, and Forest generally will not receive an income tax deduction, until the Awardee receives the shares or cash distributed pursuant to the Award, at which time the fair market value of the shares or the amount of cash received generally will be ordinary income to the Awardee. Forest generally will be entitled to a corresponding income tax deduction at the time that the Awardee recognizes the ordinary income. Forest will be required to ensure that any applicable withholding and payroll tax requirements are satisfied.

            Section 162(m) Limit. Under Section 162(m) of the Code, Forest is not entitled to an income tax deduction for compensation paid to any of Forest’s five most highly compensated executive officers that is in excess of $1 million per year, unless such compensation is "performance-based compensation." The 2007 Plan has been structured with the intent that Awards granted under the 2007 Plan may meet the requirements for performance-based compensation under Section 162(m) of the Code, including compensation derived from the exercise of Options and SARs (if granted at a fair market value exercise price) and other Awards that are granted, vest or become exercisable upon the achievement of pre-established, objectively determinable targets based on performance criteria. Awards which satisfy these standards generally should be deductible as performance-based compensation and should not be subject to the limitation on deductibility under Section 162(m) of the Code.

            Section 409A. Section 409A of the Code does not apply to ISOs, NSOs and SARs that are issued at fair market value (provided there is no deferral of income beyond the exercise or settlement date) or to Stock Awards. Section 409A of the Code may apply to Stock Unit Awards. However, Stock Unit Awards granted under the 2007 Plan are intended to comply with Section 409A of the Code to the extent applicable.

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Plan Participation Table

EQUITY COMPENSATION PLAN INFORMATION

           The following table sets forth information regarding outstanding options and shares reserved for future issuance under the equity compensation plans as of March 31, 2007. If the 2007 Equity Incentive Plan is adopted the shares listed in column (c) of this table will no longer be available for issuance under these plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by security holders(1)	18,224,444	$40.91	4,956,885
Total	18,224,444	$40.91	4,956,885

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(1)     Based on outstanding options under our 1998, 2000 and 2004 Stock Option Plans.

(2)     Represents securities authorized for issuance and not issued as of March 31, 2007 under our 2004 Stock Option Plan, our 2000 Stock Option Plan and our 1998 Stock Option Plan. If the 2007 Equity Incentive Plan is approved by the stockholders, these shares will no longer be available for issuance under our 2004 Stock Option Plan, our 2000 Stock Option Plan and our 1998 Stock Option Plan.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE 2007 PLAN.

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PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

           The firm of BDO Seidman, LLP (BDO) has audited our financial statements for each of the three fiscal years ended March 31, 2007. In addition to retaining BDO to audit our consolidated financial statements for the fiscal year 2007, we and our affiliates retained BDO, as well as other accounting and consulting firms, to provide various consulting and other services in the fiscal year 2007, and expect to continue to do so in the future.

           The following table presents fees for professional audit services rendered by BDO for the audit of our annual financial statements and review of financial statements included in our Quarterly Reports on Form 10-Q (Audit Fees) for fiscal 2007 and 2006, and fees billed for other services rendered by BDO.

	2007	2006
Audit Fees	$1,217,500	$1,430,745
Audit Related Fees(1)(2)	30,000	48,056
Tax Fees(2)(3)	117,157	137,961
	$1,364,657 ========	$1,616,762 ========

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(1)     Audit related fees consisted principally of the audit of our benefit plan.

(2)     The Audit Committee has considered the non-audit services performed for us by BDO in their evaluation of that firm's independence.

(3)     Tax fees consisted primarily of tax return review, state tax matters and tax advisory services.

           The Audit Committee’s policy is to pre-approve all audit services and all non-audit services that our independent registered public accounting firm is permitted to perform for us under applicable federal securities regulations. While the general policy of the Audit Committee is to make such determinations at full Audit Committee Meetings, the Audit Committee may delegate its pre-approval authority to one or more members of the Audit Committee, provided that all such decisions are presented to the full Audit Committee at its next regularly scheduled meeting.

           The Board desires to continue the services of BDO for the current fiscal year ending March 31, 2008. Accordingly, the Board recommends that you ratify the appointment by the Board of BDO to audit the financial statements of Forest for the current fiscal year. Representatives of BDO are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from the stockholders.

            THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE APPOINTMENT OF BDO SEIDMAN, LLP.

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MISCELLANEOUS

Annual Report

           Forest’s 2007 Annual Report is being mailed to stockholders contemporaneously with this Proxy Statement.

Form 10-K

           AT YOUR WRITTEN REQUEST, WE WILL PROVIDE WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC FOR THE FISCAL YEAR ENDED MARCH 31, 2007. PLEASE MAIL YOUR REQUEST TO CORPORATE SECRETARY, FOREST LABORATORIES, INC., 909 THIRD AVENUE, NEW YORK, NEW YORK 10022. YOU MAY ALSO ACCESS OUR 10-K UNDER THE "INVESTORS" LINK ON OUR WEBSITE AT WWW.FRX.COM.

Proposals of Stockholders; Stockholder Business

           If you wish to submit a proposal for consideration at our 2008 Annual Meeting of Stockholders, you should submit the proposal in writing to us at the address set forth on page one of this Proxy Statement. Proposals must be received by us on or before March 2, 2008, for inclusion in next year’s proxy materials. If you submit a proposal you must, in all other respects, comply with Rule 14a-8 under the Securities Exchange Act of 1934. If you intend to present a proposal at our 2008 Annual Meeting without inclusion of the proposal in our proxy materials, you are required to provide notice of the presenting proposal to us in accordance with our By-Laws no later than June 10, 2008 nor earlier than May 11, 2008.

           If a properly submitted stockholder proposal is received after May 11, 2008, we may vote in our discretion as to that proposal all of the shares for which we have received proxies for the 2008 Annual Meeting of Stockholders.

            Your vote is important. We urge you to vote by mail, by telephone, or on the Internet without delay.

                                                                                                     WILLIAM J. CANDEE, III,
                                                                                                     Secretary

Dated: June 29, 2007

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APPENDIX A

DIRECTOR QUALIFICATION STANDARDS

• No Director who is an employee or a former employee of Forest will be considered "independent" until three years after the employment has ended.

• No Director who receives more than $100,000 per year in direct compensation from Forest, other than director and committee fees and pension or other form of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) until three years after he or she ceases to receive more than $100,000 per year in such compensation will be considered "independent."

• No Director who is, or in the past three years has been, part of an interlocking directorate in which an executive officer of Forest serves on the compensation committee of another company that currently employs the Director will be considered "independent."

• No Director who during the prior three years, was an executive officer or an employee, or whose immediate family member was an executive officer, of a company that made payments to, or received payments from Forest for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross assets will be considered "independent."

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APPENDIX B

FOREST LABORATORIES, INC.

2007 EQUITY INCENTIVE PLAN

            1.  The Plan. This 2007 Equity Incentive Plan (the "Plan") is intended to encourage ownership of stock or stock equivalents of Forest Laboratories, Inc. (the "Company") by employees and non-employee directors of the Company and its subsidiaries and to provide additional incentive for them to promote the success of the business of the Company.

            2.  Types of Awards. The following types of awards (each, an "Award") may be granted: (a) options intended to qualify as incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (b) options not intended to qualify as ISOs ("NSOs" and together with ISOs, "Options"), (c) stock appreciation rights ("SARs"), (d) restricted stock grants ("Stock Grants"), and (e) stock equivalent units ("Stock Units").

            3.  Stock Subject to the Plan. Subject to the provisions of Section 12 hereof, the total number of shares of Common Stock, par value $.10 per share, of the Company (the "Stock") which may be issued pursuant to Awards issued under the Plan is (a) 9,000,000 plus (b) 4,950,000 which represents the number of authorized shares of Stock that are issuable upon the exercise of options remaining available for grant as at May 31, 2007 under the Company’s 2004, 2000 or 1998 Option Plan (each a "Prior Option Plan"). Upon approval of the Plan, no further options will be available for grant under the Prior Option Plans. Shares of Stock issued under the Plan may be authorized but unissued shares of Stock or Stock held as treasury stock. The following shares of Stock may also be used for issuance of Awards under the Plan: (i) shares of Stock which have been forfeited under a Stock Grant; and (ii) shares of Stock which are allocable to the unexercised portion of an Option issued under the Plan which has expired or been terminated. Subject to the provisions of Section 12, no more than 8,000,000 shares of Stock may be issued upon the exercise of ISOs issued under the Plan. Each share of Stock issuable upon exercise of an Option or subject to a Stock Grant and each share of Stock as to which an SAR or a Stock Unit is associated shall be counted as one share of Stock at the time of grant for purposes of the limit set forth under this Section and the limit set forth under Section 7(b). With respect to the combination of a Tandem SAR and an Option, where the exercise of the Tandem SAR or the Option results in the cancellation of the other, each share of Stock associated with a Tandem SAR and the associated Option will only count as one share of Stock at the time of grant for purposes of the limits set forth in this Section and in Section 7(b).

            4.  Administration. The Plan shall be administered by a committee (the "Committee") composed of no fewer than three (3) members of the Board of Directors of the Company (the "Board") each of whom meets the definition of "outside director" under the provisions of Section 162(m) of the Code and the definition of "non-employee director" under the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or rules and regulations promulgated thereunder. Except as otherwise provided herein, the Committee shall have plenary authority in its discretion, among other things, to determine to whom among the eligible persons Awards shall be granted, the number of shares of Stock covered by or associated with an Award, the terms of each Award, and whether any Option is intended to be an ISO or an NSO. The Committee shall have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to take such other action in connection with the Plan as it deems necessary or advisable. The interpretation, construction and administration by the Committee of any provisions of the Plan or of any Award granted hereunder shall be final and binding on recipients of Awards hereunder.

            5.  Eligibility. All employees (including, except for purposes of the last sentence of Section 7(a), persons who have accepted offers of employment) and non-employee directors of the Company and its subsidiaries (including subsidiaries which become such after adoption of the Plan) shall be eligible for Awards under the Plan. In making the determination as to employees to whom Awards shall be granted and as to the number of shares of Stock to be covered by or associated with such Awards, the Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. The adoption of the Plan

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shall not be deemed to give any employee any right to an Award, except to the extent and upon such terms and conditions as may be determined by the Committee. Neither the Plan nor any Award granted hereunder is intended to or shall confer upon any Grantee any right with respect to continuation of employment by the Company or any of its subsidiaries.

            6.  Grant of Options and Stock Grants to Non-Employee Directors.

                           (a)    Grant upon Initial Election. Options to purchase 20,000 shares of Stock, or such number as may hereafter be approved by the Board of Directors, shall automatically be granted under the Plan to each non-employee director who is first appointed or elected to the Board on or after the Effective Date (as such term is defined in Section 13 below) and prior to the expiration of the Plan on the date of such appointment or election of such non-employee director. Subject to Section 8(g), each Option grant pursuant to this Section 6(a) shall be exercisable as to 25% of the number of shares of Stock covered thereby on the six month anniversary of the date of the grant and as to an additional 25% of the number of shares of Stock covered thereby on each of the first, second and third annual anniversaries of the date of the Option grant.

                            (b)    Annual Grant. Options to purchase 4,000 shares of Stock and a Stock Grant covering 1,000 shares of Stock shall automatically be granted under the Plan to each then serving non-employee member of the Board annually on the date of his election or re-election to the Board. Subject to Section 8(g), each Option granted pursuant to this Section 6(b) shall be exercisable as to all shares of Stock covered thereby on the six month anniversary of the date of grant. Subject to Section 10(f), each Stock Grant pursuant to this Section 6(b) shall vest in four equal installments over a three year period with the first installment vesting on the six month anniversary of the date of the grant and the remaining three installments vesting on each of the first, second and third annual anniversary of the date of the grant.

                            (c)    Termination of Non-Employee Director Provisions of Existing Plan. The provisions of this Section 6 shall supersede and replace provisions for the automatic grant of options to the Company's non-employee directors contained in the Company's 2004 Stock Option Plan, and no options shall be granted pursuant to the provisions of such plan on or after the Effective Date.

            7.  Certain Limits on Awards.

                            (a)    Limit on ISOs. The aggregate Fair Market Value (determined as of the date of the Option grant) of Stock with respect to which ISOs granted to an employee (whether under the Plan or under any other stock option plan of the Company or its subsidiaries) become exercisable for the first time in any calendar year may not exceed $100,000 (or such other amount as the Internal Revenue Service may decide from time to time for purposes of Section 422 of the Code). If any grant of Options is made to a Grantee in excess of the limits provided in the Code, the excess shall automatically be treated as an NSO. Only employees of the Company or any of its subsidiaries shall be eligible to receive the grant of an ISO.

                            (b)    Limit on all Awards. The number of shares of Stock with respect to which an employee may be granted Awards under the Plan during any calendar year shall not exceed 600,000, subject to the provisions of Section 12.

            8.  Terms and Conditions of Options. The Committee may in its discretion grant Options, which shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

                            (a)    Form of Option. Each Option granted pursuant to the Plan shall be evidenced by an agreement (the "Option Agreement") which shall clearly identify the status of the Option granted (i.e., whether an ISO or an NSO) and which shall be in such form as the Committee shall from time to time approve. The Option Agreement shall comply in all respects with the terms and conditions of the Plan and may contain such additional provisions, including, without limitation, restrictions upon the exercise of the Option as the Committee shall deem advisable.

                            (b)    Stated Term. The term of each Option granted to an employee shall be for a maximum of ten years from the date of granting thereof, or a maximum of five years in the case of an ISO granted to a 10% Holder (as such term is defined in Section 17), but may be for a lesser period or be subject to earlier termination as provided by the Committee, the provisions of the Plan or the Option Agreement. The term of each Option granted to a non-employee director shall be ten years from the date of granting thereof.

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                            (c)    Option Exercise Price. Each Option shall state a per share option exercise price, which shall be not less than 100% of the Fair Market Value of a share of Stock on the date of the Option grant, nor less than 110% of such Fair Market Value in the case of an ISO granted to an individual who, at the time the Option is granted, is a 10% Holder. The Fair Market Value of shares of Stock shall be determined by the Committee based upon (i) the average of the high and low prices of the Stock on the New York Stock Exchange on the date of the granting of the Award, or (ii) such other measure of fair market value as may reasonably be determined by the Board (but consistent with the rules under Section 409A of the Code). "Fair Market Value" as used throughout the Plan shall mean the fair market value as determined in accordance with this Section.

                            (d)    Exercise of Options. An Option may be exercised from time to time as to any part or all of the Stock as to which it is then exercisable in accordance with its terms, provided, however, that an Option may not be exercised as to fewer than 100 shares at any time (or for the remaining shares then purchasable under the Option, if fewer than 100 shares). In addition, except as otherwise provided by the Committee, Options granted to employees may not be exercised prior to the expiration of six months from the date of Option grant. The Option exercise price shall be paid in full at the time of the exercise thereof (i) in cash, (ii) by the transfer to the Company of shares of Stock with a Fair Market Value equal to such exercise price, provided that such shares of Stock have been owned by the Grantee for six months and subject to such other restrictions as may be specified by the Company, or (iii) by a combination of cash and the transfer of shares of Stock pursuant to clause (ii) above. The holder of an Option shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option prior to the date of exercise.

                            (e)    Non-Transferability of Options. Except as provided in the following sentence, an Option shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Grantee only by him or his legal representative. NSOs may be transferred by the Grantee by gift to members of the Grantee's immediate family, including trusts for the benefit of such family members and partnerships or limited liability companies in which such family members are the only owners. A transferred NSO shall be subject to all of the same terms and conditions of the Plan and the Option Agreement as if such NSO had not been transferred.

                            (f)    Termination of Employment.

                                     (i)    Employment Termination Date. For purposes of the Plan, the date on which a Grantee ceases to be employed by the Company or any of its subsidiaries for any reason following the grant of the Award is referred to as the "Employment Termination Date."

                                      (ii)    Disability or Death of Grantee. In the event of an Employment Termination Date as a result of a Grantee’s Disability, the Option granted to such Grantee shall continue to vest in accordance with its terms as if such Grantee continued to provide services to the Company and shall remain exercisable for the balance of its stated term, provided that such Grantee provided services to the Company or any of its subsidiaries for a period of at least one year following the grant of the Option and prior to the Employment Termination Date or as otherwise determined by the Committee. In the event of a Grantee’s death (A) while providing services to the Company or any of its subsidiaries as an employee or (B) following a termination of employment due to Disability, the Option shall become fully exercisable by the Grantee’s estate upon such Grantee’s death and shall remain exercisable for a period of twelve (12) months following the Grantee’s death (or, if shorter, the remainder of the Option term as set forth in the Option Agreement), provided that such Grantee was employed by the Company or any of its subsidiaries for a period of at least one year following the grant of the Option and prior to the Employment Termination Date or as otherwise determined by the Committee.

                                      (iii)    Other Terminations of Employment. Except as set forth in clause (ii) above or as otherwise determined by the Committee, the number of shares of Stock which may be purchased upon the exercise of an Option granted to an employee shall not exceed the number of shares of Stock as to which such Option was exercisable pursuant to the Plan and the Option Agreement as of the Employment Termination Date. If the Grantee’s cessation of employment was as a result of the Grantee’s Retirement, the Option shall remain exercisable for the balance of its stated term, provided that such Grantee was employed by the Company or any of its subsidiaries for a period of at least one year following the grant of the Option and prior to the Employment Termination Date or as otherwise determined by the Committee. Except as otherwise set forth in this Section 8(f) or in the Option Agreement, an Option granted to an employee shall remain exercisable for three (3) months (or, if shorter, the remainder of the Option term as set forth in the Option Agreement) following the Employment Termination Date. For purposes of the previous sentence only, with respect to NSO grants only, an employee who continues to provide

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services to the Company as a non-employee director of the Company or as a consultant to the Company following termination of his employment by the Company or its subsidiary shall be deemed to continue to be an employee of the Company for the period of such provision of services or consultancy.

                                      (iv)    Other Limitations. Notwithstanding anything to the contrary in this Section 8(f), if the employment of a Grantee is terminated by the Company or any of its subsidiaries for gross misconduct, including without limitation, violations of applicable Company policies or legal or ethical standards, all rights under the Option shall terminate on the Employment Termination Date. In addition to the foregoing, the Committee may impose such other limitations and restrictions on the exercise of an Option following the Employment Termination Date as it deems appropriate, including a provision for the termination of an Option in the event of the breach by the Grantee of any of his contractual or other obligations to the Company.

                                      (v)    Certain Definitions used herein. The term "Retirement" as used herein shall mean the termination of the employment of a Grantee with the Company or its subsidiary (other than as a result of death or Disability or willful misconduct or activity deemed detrimental to the interests of the Company as determined by the Company) on or after (A) the Grantee’s 65th birthday or (B) the Grantee’s 55th birthday if the Grantee has completed ten years of service with the Company or any of its subsidiaries. The term "Disability" as used herein shall have the meaning ascribed to "permanent and total disability" as set forth in Section 22(e)(3) of the Code.

                            (g)    Termination of Service of a Non-Employee Director. The number of shares of Stock which may be purchased upon the exercise of an Option granted to a non-employee director pursuant to Section 6 shall not exceed the number of shares of Stock as to which such Option was exercisable pursuant to the Plan and the Option Agreement as of the date on which the Grantee ceased to serve as a director of the Company. Options exercisable in accordance with the previous sentence shall remain exercisable for the remainder of the Option term as set forth in the Option Agreement.

            9.  Terms and Conditions of Stock Appreciation Rights. The Committee may in its discretion grant a right to receive the appreciation in the Fair Market Value of shares of Stock (a "Stock Appreciation Right" or "SAR"), which shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

                            (a)    Form of SAR. Each SAR granted pursuant to the Plan shall be evidenced by an agreement (the "SAR Agreement") which shall be in such form as the Committee shall from time to time approve. SARs may be granted alone (a "Freestanding SAR") or in combination with an Option (a "Tandem SAR").

                            (b)    Grant and Term of SARs. The term of each Freestanding SAR shall be for a maximum of ten years from the date of granting thereof, but may be for a lesser period or be subject to earlier termination as provided by the Committee or the provisions of the Plan or SAR Agreement. Any Tandem SAR must be granted at the same time as the related Option is granted, and such Tandem SAR or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Tandem SAR granted with respect to less than the full number of shares of Stock covered by the related Option shall not be reduced until the number of shares of Stock then issuable upon exercise of the related Option is equal to or less than the number of shares of Stock covered by the Tandem SAR.

                            (c)    SAR Exercise Price. Each SAR Agreement shall state a per share exercise price, which shall be not less than 100% of the Fair Market Value of a share of Stock on the date of the SAR grant.

                            (d)    Exercise and Value of SARs. An SAR may be exercised from time to time to the extent it is then exercisable in accordance with its terms. No SAR shall be exercised prior to the expiration of six months from the date of the SAR grant. Upon exercise of a Freestanding SAR, the holder will be entitled to receive an amount in cash or shares of Stock, as set forth in the SAR Agreement, equal to the excess of the Fair Market Value of a share of Stock on the date of the exercise less the exercise price, multiplied by the number of shares of Stock covered by such Freestanding SAR. Upon the exercise of a Tandem SAR, the holder may surrender any related Option or portion thereof which is then exercisable and elect to receive in exchange therefore cash or shares of Stock, as set forth in the SAR Agreement, in an amount equal to the excess of the Fair Market Value of such share of Stock on the date of the exercise less the exercise price, multiplied by the number of shares of Stock covered by the related Option or the portion thereof which is so surrendered. Any Option related to a Tandem SAR shall no longer be exercisable to the extent the related Tandem SAR has been exercised. No fractional shares of Stock shall be issued hereunder.

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                            (e)    Payment of Stock Appreciation Right. Payment of an SAR shall be in the form of shares of Stock, cash or any combination of shares of Stock and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of grant of the SAR or at the time of exercise of the SAR. All shares of Stock issued upon the exercise of an SAR shall be valued at the Fair Market Value of such Stock at the time of the exercise of the SAR.

                            (f)    Transfer of SARs. All SARs shall be subject to the same restrictions on transfer as are applicable to NSOs pursuant to Section 8(e), provided that Tandem SARs will not be transferable separately from the related Option, and provided further, that Tandem SARs associated with ISOs will not be transferable other than by will or the laws of descent and distribution.

                            (g)    Termination of Employment. The terms and conditions relating to the treatment of Options following Termination of Employment set forth in Section 8(f) shall apply to SARs, and the holders of SARs shall have the same rights and be subject to the same restrictions and limitations as Grantees pursuant to such Section.

                            (h)    No Dividends or Dividend Equivalents. Notwithstanding anything to the contrary herein, no dividends or dividend equivalents will be payable with respect to outstanding SARs.

            10.  Terms and Conditions of Stock Grants. The Committee may in its discretion grant Stock Grants, which shall be made subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

                            (a)    Form of Grant. Each Stock Grant shall be evidenced by an agreement (the "Restricted Stock Agreement") executed by the Company and the Grantee, in such form as the Committee shall approve, which Agreement shall be subject to the terms and conditions set forth in this Section 10 and shall contain such additional terms and conditions not inconsistent with the Plan as the Committee shall prescribe.

                            (b)    Number of Shares Subject to an Award; Consideration. The Restricted Stock Agreement shall specify the number of shares of Stock subject to the Stock Grant. A Stock Grant shall be issued for such consideration as the Committee may determine appropriate and may be issued for no cash consideration or for such minimum cash consideration as may be required by applicable law.

                            (c)    Conditions. Each Stock Grant shall be subject to such conditions as the Committee shall establish (the "Conditions"), which may include, but not be limited to, conditions which are based upon the continued employment of the Grantee over a specified period of time, or upon the attainment by the Company of one or more measures of the Company’s operating performance, such as earnings, revenue, operating or net cash flows, financial return ratios, total stockholder return or such other measures as may be determined by the Committee (the "Performance Conditions"), or upon a combination of such factors. Measures of operating performance may be based upon the performance of the Company or upon the performance of a defined business unit or function for which the Grantee has responsibility or over which the Grantee has influence. The Grantee shall have a vested right to the Stock subject to the Stock Grant to the extent that the Conditions applicable to such Stock Grant have been satisfied. A Grantee shall forfeit all of his right, title and interest in and to any Stock subject to a Stock Grant in the event that (and to the extent that) such Conditions are not satisfied.

                            (d)    Limitations on Transferability. As used herein, the term "Restricted Period" means, with respect to any shares of Stock subject to a Stock Grant, the period beginning on the Award Date and ending on the date on which the Conditions applicable to the Stock Grant have been met. During the Restricted Period, the Grantee will not be permitted to sell, transfer, exchange, pledge, assign or otherwise dispose of any shares of Stock subject to the Stock Grant (except for shares of Stock as to which the Grantee’s rights have vested); provided, however, that the Committee in its discretion may permit the transfer by the Grantee by gift of such shares of Stock to members of the Grantee’s immediate family, including trusts for the benefit of such family members and partnerships or limited liability companies in which such family members are the only owners, it being understood that any shares of Stock so transferred shall remain subject to all of the terms and conditions of the Plan and the applicable Restricted Stock Agreement as if the shares of Stock had not been transferred. Except as provided in the preceding sentence, any attempt to transfer shares of Stock subject to a Stock Grant prior to the Conditions applicable to such Stock Grant being satisfied shall be ineffective.

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                            (e)    Termination of Employment.

                                      (i)    Disability or Death of Grantee. In the event of an Employment Termination Date during the Restricted Period as a result of a Grantee’s Disability or death, provided the Grantee was employed by the Company or any of its subsidiaries for a period of at least one year following receipt of the Stock Grant and prior to the Employment Termination Date or as otherwise determined by the Committee, all remaining time-based restrictions shall be accelerated and be deemed to have been satisfied as of the Employment Termination Date, and all stock underlying a Stock Grant subject to Performance Conditions which have not been satisfied shall be forfeited and shall be retired by the Company and resume the status of treasury shares as of the Employment Termination Date.

                                      (ii)    Other Terminations of Employment. Upon termination of employment during the Restricted Period for any reason other than as set forth in Section 10(e)(i) above, all shares of Stock subject to a Stock Grant as to which the Conditions have not lapsed or been satisfied or waived shall be forfeited by the Grantee and shall be retired by the Company and shall resume the status of treasury shares as of the Employment Termination Date. In the event of the Grantee’s cessation of employment for any reason, the Committee may, in its sole discretion when it finds that such an action would be in the best interests of the Company, accelerate or waive in whole or in part any or all time-based or continuous service Conditions or Performance Conditions with respect to all or part of such Grantee’s Stock Grant, except as to any Stock Grant that is intended to constitute "performance-based compensation" under Section 162(m) of the Code, and provided the Committee may not exercise such discretion in connection with a termination of employment for gross misconduct, including without limitation, violations of applicable Company policies or legal or ethical standards.

                            (f)    Termination of Service of a Non-Employee Director. With respect to Stock Grants to non-employee directors pursuant to Section 6(b), in the event of a termination of service as director of a Grantee as a result of such Grantee’s death, provided the Grantee had served as a director to the Company or any of its subsidiaries for a period of at least one year following receipt of the Stock Grant and prior to the date of such Grantee’s termination of service, all remaining time-based restrictions shall be accelerated and be deemed to have been satisfied as of the date of such director’s termination of service. Upon termination of service during the Restricted Period in any other case, all shares of Stock subject to a Stock Grant to a non-employee director pursuant to Section 6(b) as to which the Conditions have not lapsed shall be forfeited by the Grantee and shall be retired by the Company and shall resume the status of treasury shares as of the termination date.

                            (g)    Rights as a Stockholder. Except as otherwise provided herein or as the Committee may otherwise determine, a Grantee of a Stock Grant shall have all of the rights of a stockholder of the Company, including the right to vote the shares subject to a Stock Grant and to receive dividends and other distributions thereon, provided that distributions in the form of stock shall be subject to all of the terms and conditions of the Plan and the Restricted Stock Agreement.

            11.  Terms and Conditions of Stock Equivalent Units. The Committee may in its discretion grant a right to receive the Fair Market Value of shares of Stock upon the Settlement Date (as defined below) subject to satisfaction of applicable Conditions (a "Stock Unit"), which shall be made subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

                            (a)    Form of Grant. Each Stock Unit shall be evidenced by an agreement (the "Stock Unit Agreement") executed by the Company and the Grantee, in such form as the Committee shall approve, which Agreement shall be subject to the terms and conditions set forth in this Section 11 and shall contain such additional terms and conditions not inconsistent with the Plan as the Committee shall prescribe.

                            (b)    Number of Shares Subject to an Award; Consideration. The Stock Unit Agreement shall specify the number of shares of Stock associated with the Stock Unit. A Stock Unit shall be issued for such consideration as the Committee may determine appropriate and may be issued for no cash consideration or for such minimum cash consideration as may be required by applicable law.

                            (c)    Term and Conditions. The term of each Stock Unit shall be for a maximum of ten years from the date of granting thereof, but may be for a lesser period or be subject to earlier termination as provided by the Committee, the provisions of the Plan or the Stock Unit Agreement. Each Stock Unit shall be subject to such Conditions as the Committee shall establish, including time-based and Performance Conditions.

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                            (d)    Value and Payment. The value of a Stock Unit shall be determined based on the Fair Market Value of a share of Stock on the Settlement Date, multiplied by the number of shares of Stock associated with the Stock Unit. The "Settlement Date" shall be the earlier of the date designated as the "Payment Date" in the Stock Unit Agreement or the Grantee’s Employment Termination Date. Settlement shall be completed by the Company as soon as practicable, but no later than seventy-five days following the Settlement Date, subject however, to the provisions of Section 11(h) below. Stock Units may be settled in shares of Stock or in cash or any combination of the two, or in any other form of consideration as determined by the Committee and set forth in the Stock Unit Agreement.

                            (e)    Limitations on Transferability. The Grantee may not assign the Stock Unit Agreement or transfer, pledge, assign or otherwise dispose of any of his rights under the Stock Unit Agreement, except that the Committee in its discretion may permit the Grantee to transfer the Agreement by gift to members of the Grantee’s immediate family, including trusts for the benefit of such family members and partnerships or limited liability companies in which such family members are owners, it being understood that any Agreement so transferred shall remain subject to all of the terms and conditions of the Plan as if such Agreement had not been transferred. Except as provided in the preceding sentence, any attempt to transfer the Stock Unit Agreement or transfer the Grantee’s rights thereunder shall be ineffective.

                            (f)    Other Limitations. If the employment of a Grantee is terminated by the Company or any of its subsidiaries for gross misconduct, including without limitation, violations of applicable Company policies or legal or ethical standards, as determined by the Company, all rights under the Stock Unit shall terminate on the date of such termination of employment.

                            (g)    No Dividends or Dividend Equivalents. No dividends or dividend equivalents will be paid with respect to Stock Units.

                            (h)    Delay in Payment. Notwithstanding anything to the contrary contained in this Section 11, so long as a payment with respect to a Stock Unit constitutes "non-qualified deferred compensation" for purposes of Section 409A of the Code, no payment will be made with respect to any Stock Unit Award to any person who, on the Settlement Date, is a "specified employee" of the Company or its subsidiaries (within the meaning of Section 409A(a)(2)(B)(i) of the Code and as determined by the Committee) on account of such Grantee’s Employment Termination Date until the date which is six months after the Settlement Date (or, if earlier than the end of such six-month period, the date of such Grantee’s death). In lieu of designating specified employees for purposes of Section 409A of the Code, the Board in its discretion may identify all employees of the Company and its subsidiaries as "specified employees" for purposes of this provision. The provisions of this Section 11(h) will not apply to payments under a Stock Unit Award that occur pursuant to a Change in Control (as defined in Section 12(c) below) or in connection with the dissolution of the Company.

            12.  Changes in Capitalization, Dissolutions and Change in Control.

                            (a)    Changes in Capitalization. In the event of a change in the outstanding stock of the Company (including but not limited to changes in either the number of shares or the value of shares) by reason of any stock split, reverse stock split, dividend or other distribution (whether in the form of shares, other securities or other property, but not including regular cash dividends), extraordinary cash dividend, recapitalization, merger in which the stockholders of the Company immediately prior to the merger continue to own a majority of the voting securities of the successor entity immediately after the merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of shares or other securities, or other similar corporate transaction or event, if the Committee shall determine in its sole discretion that, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, such transaction or event equitably requires an adjustment in the aggregate number and/or class of shares of Stock available under the Plan (including for this purpose the number of shares of Stock available for issuance under the Plan or limit under Section 7(b)) or in the number, class and/or price of shares of Stock subject to outstanding Options and/or Awards), such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes under the Plan. A participant holding an outstanding award has a legal right to an adjustment that preserves without enlarging the value of such award, with the terms and manner of such adjustment to be determined by the Committee.

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                            (b)    Dissolution. Notwithstanding any other provision of this Plan or any Award Agreement entered into pursuant to the Plan, to the extent permitted by applicable law, upon a dissolution of the Company: (i) all Options and SARs then outstanding under the Plan shall become fully exercisable as of the effective date of the dissolution; and (ii) all Conditions of all Stock Grants and Stock Units then outstanding shall be deemed satisfied as of the effective date of the dissolution. In addition, the Board may in its discretion cancel all or any portion of a Grantee’s then outstanding Options, SARs and Stock Units, and in consideration of such cancellation, shall cause to be paid to such Grantee pursuant to the plan of dissolution, an amount in cash equal to the difference between the value of the consideration (as determined by the Board) received by the stockholders of the Company for a share of Stock under the plan of dissolution and any applicable exercise price. Options, SARs and Stock Units not exercised or cancelled prior to or upon a dissolution shall be terminated.

                            (c)    Change in Control.

                                      (i)    If Awards issued pursuant to the Plan continue to be outstanding following the effective date of a Change in Control, then in the event of a Qualified Termination of a Grantee’s employment with the Company or any of its subsidiaries during the three (3) year period following a Change in Control and prior to the full vesting of an Award granted under the Plan prior to the Change in Control, all outstanding unvested Awards granted to such Grantee prior to the Change in Control shall immediately become fully vested and exercisable to the extent permitted by law, notwithstanding any provisions of the Plan or of the applicable Award Agreement to the contrary.

                                      (ii)    If Awards issued pursuant to the Plan do not continue to be outstanding following the effective date of a Change in Control, then to the extent Awards are not substituted or replaced with Qualified Substitute Awards, (A) any Options and SARs not so substituted or replaced shall become fully exercisable as of the date of the Change in Control; and (B) the Conditions of any Stock Grants and Stock Units not so substituted or replaced shall be deemed satisfied as of the effective date of the Change in Control. In addition, the Board (constituted immediately prior to the effectiveness of such Change in Control) may in its discretion cancel all or any portion of a Grantee’s then outstanding Options, SARs and Stock Units, and in consideration of such cancellation, shall cause to be paid to such Grantee upon the effectiveness of such Change in Control, an amount in cash equal to the difference between the value of the consideration (as determined by the Board) received by the stockholders of the Company for a share of Stock in the Change in Control and any applicable exercise price. Options, SARs and Stock Units described in this clause (ii) that are not substituted or replaced with Qualified Substitute Awards and are not exercised or cancelled prior to or upon a Change in Control shall be terminated.

                                      (iii)    For the purpose of this Section 12(c), the following terms shall have the following meanings:

                                                 (A)    A "Change in Control" shall mean:

                                                          (1)    The acquisition (other than from the Company) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (excluding, for this purpose, the Company or its affiliates, or any employee benefit plan of the Company or its affiliates which acquires beneficial ownership of the Company) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either the then outstanding stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors of the Company; or

                                                           (2)    Individuals who, as of June 29, 2007, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to such date whose election or nomination for election was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such person whose initial assumption of office as a member of the Board occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents; or

                                                           (3)    Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a "Business Consolidation"), in each case unless immediately following such Business Combination, persons and entities who were the beneficial owners of at

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least 50% of the outstanding stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, at least 50% of the combined voting power entitled to vote generally in the election of directors of the corporation resulting from such Business Combination.

                                                  (B)    A "Qualified Termination" shall mean:

                                                           (1)    A termination by the Company of a Grantee’s employment with the Company or any of its subsidiaries for any reason other than the Grantee’s death, Disability, willful misconduct or activity deemed detrimental to the interests of the Company, provided the Grantee executes a general release in favor of the Company; or

                                                           (2)    A resignation by the Grantee from employment with the Company or any of its subsidiaries with good reason, which includes (i) a substantial adverse change in the nature or status of the Grantee’s responsibilities, (ii) a reduction in the Grantee’s base salary and/or levels of entitlement or participation under any incentive plan or employee benefit program without the substitution or implementation of an alternative arrangement of substantially equal value, or (iii) the Company requiring the Grantee to relocate to a work location more than fifty (50) miles from his work location prior to the Change in Control.

                                                  (C)    A "Qualified Substitute Award" shall mean an Award which has substantially the same value and is subject to terms and conditions, including vesting, no less favorable to the Grantee than the vesting and other terms and conditions for which such Award was substituted, and which Award provides for immediate vesting upon a Qualified Termination of the Grantee’s employment by the successor employer within the three (3) year period following the date of grant of such Qualified Substitute Award.

                            (d)    No Constraint on Corporate Action. Nothing in the Plan shall be construed (i) to limit or impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes to its capital or business structure, or to merge or consolidate, dissolve or sell or transfer all or any part of its business or assets, or (ii) except as provided in Section 15, to limit the right or power of the Company or any subsidiary to take any action which such entity deems to be necessary or appropriate.

                            (e)    Limitation on Adjustments under Section 162(m). Notwithstanding anything to the contrary in this Section 12, no adjustments shall be made under this Section 12 with respect to an Award to an employee covered under Section 162(m) of the Code to the extent such adjustment would cause an Award intended to qualify as "performance-based compensation" under that Section of the Code to fail to so qualify.

            13.  Stockholder Approval. The Plan is subject to the approval by the affirmative vote of a majority of the shares of Stock present in person or represented by proxy at a duly held meeting of the stockholders of the Company within twelve months after the date of the adoption of the Plan by the Board (the date of which approval is the "Effective Date"). No Award granted under the Plan shall vest or be exercisable prior to the Effective Date. If the Effective Date shall not occur on or before June 19, 2008, the Plan and all then outstanding Awards made hereunder shall automatically terminate and be of no further force and effect.

            14.  Term of Plan. The Plan, if approved by the Company’s stockholders, will be effective June 20, 2007. The Plan shall terminate on June 19, 2017 and no Awards shall be granted after such date, provided that the Board may at any time terminate the Plan prior thereto. Except as provided in Section 12, the termination of the Plan shall not affect the rights of Grantees under Awards previously granted to them and all Awards shall continue in full force and effect after termination of the Plan, except as such Awards may lapse or be terminated by the terms of the Plan or the Award Agreement.

            15.  Amendment of the Plan. The Board shall have complete power and authority to modify or amend the Plan (including the forms of Award Agreements) from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without approval by the affirmative vote of a majority of the shares of Stock present in person or represented by proxy at a duly held meeting of the stockholders of the Company, (i) increase the maximum number of shares of Stock which in the aggregate are subject to Awards or which may be granted pursuant to Options under the Plan (except as provided by Section 12), (ii) extend the term of the Plan or the period during which Awards may be granted or exercised, (iii) reduce the Option or SAR exercise price below 100% (110% in the case of an ISO granted to a 10% Holder) of the Fair Market Value of the Stock issuable upon exercise of the Option or to which the SAR relates, as applicable, at the time of the granting thereof, other than to change the

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manner of determining the Fair Market Value thereof (consistent with the rules under Section 409A of the Code), (iv) except as provided by Section 12, increase the maximum number of shares of Stock for which an employee may be granted an Award during any calendar year under the Plan pursuant to Section 7(b), (v) except as provided by Section 6(a), materially increase the benefits accruing to participants under the Plan, (vi) change the designation or class of employees eligible to receive Awards under the Plan, or (vii) with respect to Options which are intended to qualify as ISOs, amend the Plan in any respect which would cause such Options to no longer qualify for ISO treatment pursuant to the Code. No amendment of the Plan shall, without the consent of the Grantee, adversely affect the rights of such Grantee under any outstanding Award Agreement.

           The Plan is intended to comply with the requirements of Section 409A of the Code, without triggering the imposition of any tax penalty thereunder. To the extent necessary or advisable, the Board may amend the Plan or any Award Agreement to delete any conflicting provision and to add such other provisions as are required to fully comply with the applicable provisions of Section 409A of the Code and any other legislative or regulatory requirements applicable to the Plan.

            16.  Taxes. The Company may make such provisions as it deems appropriate for the withholding of any income, employment or other taxes which it determines is required in connection with any Award made under the Plan, including requiring the Grantee to make a cash payment to the Company equal to the Company’s withholding obligation or deducting such amount from any payment of any kind otherwise due to the Grantee. The Company may further require notification from the Grantee upon any disposition of Stock acquired pursuant to the exercise of Options granted hereunder.

            17.  Code References and Definitions. Whenever reference is made in the Plan to a Section of the Code, the reference shall be to such section as it is now in force or as it may hereafter be amended. The term "subsidiary" shall have the meaning given to the term "subsidiary corporation" by Section 424(f) of the Code. The terms "Incentive Stock Option" and "ISO" shall have the meanings given to them by Section 422 of the Code. The term "10% Holder" shall mean any person who, for purposes of Section 422 of the Code, beneficially owns more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary of the Company. The term "Grantee" means the holder of an Option, an SAR, a Stock Grant or a Stock Unit granted hereunder. The term "Award Agreement" as used herein means an Option Agreement, SAR Agreement, Restricted Stock Agreement or Stock Unit Agreement.

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FOREST LABORATORIES, INC.

Proxy - For the Annual Meeting of Stockholders – August 13, 2007

           I appoint Howard Solomon and Lawrence S. Olanoff, M.D., Ph.D., or either of them, as my proxies, with full power of substitution, to vote all shares of Common Stock of FOREST LABORATORIES, INC. which I am entitled to vote at the Annual Meeting of Stockholders to be held on August 13, 2007 at 10:00 A.M. at JP Morgan Chase & Co. Corporate Headquarters, 277 Park Avenue, New York, New York, and any adjournments of the meeting on all matters coming before said meeting.

           My proxies will vote the shares represented by this proxy as directed on the other side of this card, but in the absence of any instructions from me, my proxies will vote "FOR" the election of all the nominees listed under Proposal 1, "FOR" Proposal 2, and "FOR" Proposal 3. My proxies may vote according to their discretion on any other matter which may properly come before the meeting. I may revoke this proxy prior to its exercise.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Board of Directors Recommends a Vote FOR Proposals 1, 2, and 3.
(continued on reverse side)

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Please mark         X    X
your choices            X
like this                X    X
                                                          _______________________     _______________

                                                             ACCOUNT NUMBER               COMMON

1.   Election of eight Directors: Howard Solomon, Lawrence S. Olanoff, M.D., Ph.D.,
Nesli Basgoz, M.D., William J. Candee, III, George S. Cohan, Dan L. Goldwasser,
Kenneth E. Goodman, and Lester B. Salans, M.D.

FOR ALL NOMINEES	WITHHOLD AUTHORITY
I I I I I I	I I I I I I

___________________________________________

___________________________________________

(INSTRUCTION: To withhold authority to vote for

any individual nominee, write the nominee's name

on the line provided above.)

2.   Adoption of the 2007 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN
I I I I I I	I I I I I I	I I I I I I

3.   Ratification of BDO Seidman, LLP as Independent Registered Public Accounting Firm.

FOR	AGAINST	ABSTAIN
I I I I I I	I I I I I I	I I I I I I

Please sign here exactly as your name(s) appear(s) on this proxy. If signing for an estate, trust or corporation, title or capacity should be stated. If shares are held jointly, each holder should sign. If a partnership, sign in partnership name by authorized person.

                                                                                                Dated

(Signature)

(Signature)

PLEASE MARK BOXES IN BLUE OR BLACK INK

                                                                                               PLEASE SIGN, DATE AND MAIL IN THE
                                                                                               ENVELOPE PROVIDED